JACOBSMA & ASSOCIATES
Investment/Exchanges

February 2,1998
P.O. Box 1833 Paso Robles, CA 93447 (805) 239-3090

Dr. Walter Flamenbaum SIGA Pharmaceuticals
Sent Via Fed Ex
666 Third Avenue 30th Floor
New York, NY 10017

Dear Walter ,

RE: FINAL VERSION OF SIGNED LEASE

I received your response via telefax today acknowledging the changes I made on the first page of the Summary of Lease Terms .

I am enclosing your copy of the final signed lease, including these changes, for your files.

Please forward the security deposit check in· the amount of $23,418.34 to Karex Property Management, P.O. Box 1321, Paso Robles, CA 93447 at your earliest convenience.
If you have any questions, please feel free to call me.
Sincerely,
Rex Jacobsma
RJ:md
Enclosure

T:\rc\propcrty\orcgon\lease\flamenbaum final lease transmittal letter
1508 Olive St. Paso Robles, CA    93446 FAX (805)239-9088 jacobsma @fix.net

COMMERCIAL LEASE

Research Way Investments
LANDLORD

SIGA Pharmaceuticals TENANT

SIGA Lease

COMMERCIAL LEASE SUMMARY OF LEASE TERMS

A .    EXECUTION DATE : January 1, 1998

B.    LANDLORD:    RESEARCH WAY INVESTMENTS

C.    TENANT:    SIGA PHARMACEUTICALS

A.	PREMISES (Section l, Exhibit A):

Approximately 9,677± square feet of Net Rentable Area located on the second floor in that certain building located and addressed at 4575 S. W . Research Way (the "Building"), situated on the rea l property described on Exhibit C ("Property"). The Net Rentable Area of the Building is 91,248 square feet.

B.	TERM (Section 2.1):

Commencement Date: Expiration Date:
Length of Term: Options:
Length of Options:
January 1, 1998
December 31, 2005
7 years
1
7 years

C.	FIXED RENT (Section 3. I): $90,576.72/sq. ft/annum NNN
$7,548.06/sq. ft/month NNN
$.78/sq. ft./month NNN

D.	ADJUSTMENTS TO RENT: 3%/annum

E.	SECURITY DEPOSIT (Section 4):

An amount equal to 2 full months of rent and estimated CAM charges.
$7,548.06 + $4,161.11 = $1 1, 709.17 X 2 months = $23,418.34

I.    OPERATING COSTS AND TAXES (Section 5.2):

Tenant's Percentage Share of Operating Costs and Taxes (a.k.a. CAM Charges):

Estimate for First Lease Year:     $49,933.32
$4,161.1 1/month
$.43/sq ft/month

J.    OPERATING COSTS AND TAXES (Section 5.2):    General and Executive officers including, but not limited to,
Pharmaceutical Research and Development

SIGA Lease                         ii

K.    TENANT'S INSURANCE REQUIREMENTS (Section 13.1):
(i)    Liability:                $ 5,000,000
(ii)    All Risk Replacement Cost:        Cost of Replacement

L.    LANDLORD'S INSURANCE REQUIREMENTS (Section 13.2):

(i)Liability:$5,000,000
Casualty:Cost of Replacement
Difference in Conditions:Actual loss of rents

M.    ADDRESS FOR NOTICES (Section 20.15):
To Landlord:With Copies To:
c/o Rex Jacobsma
Research Way Investments
P.O. Box 1833 I 1508 Olive Street
Paso Robles, CA 93447 I 93446
(85) 239-3090 - (805) 239-9088 FAX
To Tenant:With Copies To:
Dr. Walter FlamenbaumScott Segal
SIGA PharmaceuticalsAttorney at Law
666 Third Ave.10 East 40th Street
30th Floor45th Floor
New York, NY 10017New York, NY 10016
Tel: (212) 681-4970Tel: (212) 447-6660
FAX: (212) 681-2953FAX: (212) 447-0124
N.    BROKERCS) (Section 20.20):
Broker(s):Jacobsma & Associates
Address:P.O. Box 1833, Paso Robles, CA    93447

Landlord

O.    LIST OF EXHIBITS:

Exhibit A - Floor Plan
Exhibit A1 - Reserve Area
Exhibit A2 - First Refusal Area
Exhibit B - Rules and Regulations Exhibit C - Real Property Description Exhibit D - List of Trade Fixtures
Exhibit F - Stautory Quitclaim Deed

SIGA Lease     iii

P.    LIST OF ADDENDA:

see Addendum to Commercial Lease

The provisions of the lease identified above in parentheses are those provisions making reference to above-described Lease Terms. Each such reference in the Lease shall incorporate the applicable Lease Terms. In the event of any conflict between the Summary of Lease Terms and the Lease, the latter shall control.

LANDLORD                                TENANT
Research Way Investments                        SIGA Pharmaceuticals

By: __________________                        By: __________________
Its: __________________                        Its: __________________

SIGA Lease

Section    Page Number

SUMMARY OF LEASE TERMS
1.    PREMISES                                1
1.1    Description
1 .2    Net Rentable Area Defined.
2.     TERM:                                    1
2.1    Term .
2.2    Delay in Commencement.
2.3    Early Occupancy.
2.4    Acknowledgment of Commencement Date.
2.5    Option to Terminate

3.    RENT:                                    2
3.1    Fixed Rent.
3.2    CPI Adjustments .
3.3    Market Val u e Rent Adjustment.

4.    SECURITY DEPOSIT:                            3

5.    OPER ATING COSTS AND REAL PROPERTY TAXES:            4
5.1    Definitions.
5.2    Tenant's Percentage Share of Operating Costs and Taxes.
5.3    Other Taxes Payable By Tenant.

6.    USE                                     6
6.1    Use. Suitability.
6.2    Uses Prohibited.
6.3    Tenant's Obligations Regarding Environmental Matters.

7. SERVICES AND UTILITIES:                        9
7.1    Landlord's Obligations
7.2    Non-Liability.
7.3    Tenant Obligations.
7.4    Additional Services.

8.    REPAIR AND MAINTENANCE:                        10
8.1    Tenant's Obligations.
8.2    Surrender of Premises.
8.3    Removal of Fixtures.

SIGA Lease     v

9.    ALTERATIONS AND ADDITIONS:                    11

10.    ENTRY BY LANDLORD:                        12

11.    LIENS:                                    12

12.    INDEMNITY:                                13

13.    INSURANCE                                14
13.1    Tenant's Required Coverage.
13.2    Landlord's Required Coverage.
13.3    Insurance Policies.
13.4    Waiver of Subrogation

14.    DAMAGE OR DESTRUCTION:                        16
14.1    Partial Damage - Insured.
14.2    Partial Damage - Uninsured .
14.3    Total Destruction.
14.4    Landlord's Obligation s.
14.5    Tenant's Waiver.

15.    CONDEMNATION:                            17

16.    ASSIGNMENT AND SUBLETTING:                    18

17.    MORTGAGEE/GROUND LANDLORD PROTECTION:            20
17.1    Subordination.
17.2    Subordination Amendments.
17.3    Financial Statement s.
17.4    Landlord's Default.
17.5    Lease Modifications.
17.6    Lease Superior.
17.7    Quiet Enjoyment.
17.8    Attornment.

18.    INSOLVENCY OR BANKRUPTCY:                    21
18.1    Events of Default.
18.2    Bankruptcy.

19.    DEFAULTS AND REMEDIES:                        23

SIGA Lease    vi

Section                                Page Number

20.    MISCELLANEOUS:                            24
20.1    Transfer of Landlord 's Interest.
20.2    Right of Landlord to Perform.
20.3    Captions; Attachments; Defined Terms.
20.4    Entire Agreement.
20.5    Severability.
20.6    Costs of Suit.
20.7    Time; Joint and Several Liability.
20.8    Binding Effect; Choice of Law.
20.9    Waiver.
20.10    Surrender of Lease.
20.11    Relocation of the Premises.
20.12    Holding Over.
20.13    Signs.
20.14    Rules and Regulations
20.15    Notices.
20.16    Corporate Authority.
20.17    Recording.
20.18    Light, Air and View.
20.19    Name.
20.20    Brokerage.
20.21    Examination of Lease.
20.28    Estoppel Letter
20.29    No Third Party Beneficiaries.
20.30    Easements.
20.31    Force Majeure.
20.32    Survival of Obligations.
20.33    Landlord's Consent.
20.34    Common Areas and Facilities.

21.    EXCULPATION:                                30

SIGA Lease    vii

LEASE

For and in consideration of the Rent and other sums to be paid by Tenant to Landlord under this Lease, and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant, and Tenant hereby leases from
Land lord, the Premises for the term, at the rental and subject to and upon all of the terms, covenants, conditions and agreements hereinafter set forth:

1.	PREMISES:

1.1    Description. The Premises comprise the area described in Paragraph D of the Summary of Lease Terms, and as shown as crosshatched on Exhibit A attached hereto and made a part hereof.

1.2    Net Rentable Area Defined. The term "Net Rentable Area" is hereby defined for the purposes of this Lease to mean the area of space leased by Tenant (or, in the case of the entire Building, leasable) computed by measuring to the inside finish of permanent outer building walls, to the Premises side of public corridors and/or other permanent partitions and to the center of partitions which separate the adjoining rentable areas, with no deductions for columns and projections in the Building. On multi-tenant floors, common corridors and toilets, air conditioning rooms, fan rooms, janitorial closets, electrical and telephone closets and any other areas serving that floor are considered com mon area and for purposes of this Section shall be al located pro rata to the tenants. Tenant acknowledges that Tenant has measured or has waived measurement of the Net Rentable Area of the Premises and Building, and Tenant agrees that the square footage stated in Paragraph D of the Summary of Lease Terms is the Net
Rentable Area for the Premises and Building calculated on the basis of the foregoing definition, and Tenant further agrees to waive any right to contest the amount of such square footage.

2.    TERM:

2.1    Tenn. The term of this Lease shall be for a period commencing as of the Commencement Date (as defined in Paragraph E of the Summary of Lease Terms) and continuing to and including the Expiration Date (as defined in Paragraph E of the Summary of Lease Terms) unless sooner terminated pursuant to this Lease.
SEE ADDENDUM

Generic Lease Dated 09/1419 5

3.    RENT:
Commencing on the date set forth in the Addendum,
3.1    Fixed Rent Tenant agrees to pay to Land lord the Fixed Rent (as set forth in Paragraph F of the Summary of Lease Terms) in equal monthly installments in advance by the fifth of each calendar month of the term of this Lease without deduction, offset, prior notice or demand, in lawful money of the United States, at the office of Land lord at Land lord's address for notice as specified in Paragraph M of the Summary of Lease Terms or at such other place as designated by Land lord (the "Fixed Rent"). It is the responsibility of Tenant to ensure that the Rent arrives at the above-mentioned place on or before the due date. If the due date is a weekend or holiday, then Tenant must arrange for earlier delivery. Payments made by mail will be considered late if     they do not arrive at the place designated by Landlord on the designated due date.
All amounts of Rent including, without limitation, Fixed Rent, and other sums due under this Lease if not paid when due shall (i) bear interest from the due date until paid at a per annum rate equal to the lesser of (x) the maximum rate allowed by law, or (y) fifteen percent (15%) (The "Default Rate") until fully paid, and (ii) incur a late charge of five percent (5%) of such unpaid amount. Landlord and Tenant agree that the amount of such interest and late charge is fair and reasonable compensation for costs and expenses incurred by Landlord due to the failure by Tenant to timely make any payment of Rent or other sums due under this Lase as such costs and expenses are extremely difficult to estimate and ascertain.
SEE ADDENDUM

    3.4 Rent Definition. Fixed Rent, as adjusted in accordance with the terms hereof, and any other sums due to Land lord from Tenant pursuant to this Lease shall be deemed to be "Rent" hereunder.

Generic Lease - Dated 09/14195             2

4.    SECURITY DEPOSIT:

Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Land lord the Security Deposit (as set forth in Paragraph H of the Summary of Lease Terms). The Security Deposit shall be held by Land lord as security for the faithful performance by Tenant of all of the terms, covenants, conditions and provisions of this Lease to be kept and performed or observed by Tenant. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent or any other monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other monetary sums due · herewith and/or for the payment of any other amount which Landlord may spend or become obligated by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may ·suffer thereby. If any portion of the Security Deposit is so used or applied, Tenant shall, with ten (I 0) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof, and Tenant's failure to do so shall be a material breach of this Lease. Land lord shall not be required to keep the Security Deposit separate from its general accounts and/or funds. If Tenant shall fully and faithfully perform all of its obligations hereunder, the Security Deposit, or any balance thereof that has not theretofore been applied by Landlord, shall be returned to Tenant, without payment of interest or other increment for its use (or, at Land lord's option, to the last assignee of Tenant's interest hereunder), with in ten (10) days after the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the Security Deposit to Landlord's successor in interest whereupon Land lord shall be released from any and all liability for the return thereof or the accounting therefor. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.

Generic Lease .Dated 09/14195             3

5.    OPERATING COSTS AND REAL PROPERTY TAXES:

5.1    Definitions. For purposes of this Section and Lease, the following terms are herein defined:

(a)Operating Costs. All costs and expenses of management, ownership, operation and maintenance of the Building and Property, including by way of illustration but not limited to, utilities; waste disposal; materials and supplies; Insurance Premiums (unless otherwise paid for by Tenant pursuant to the provisions of Section 13.1 below); cost of services of independent contractors and employees (including, without limitation, wages, salaries, employment taxes and fringe benefits of such persons but excluding persons performing services not uniformly available to all Building tenants), day-to-day operation, maintenance and repair of the Premises, Building, its equipment, and the common areas, parking areas, walkways, access ways, and landscaped areas, including, without limitation janitorial, gardening, security, elevator servicing, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing, signing and advertising; rental expense or depreciation of personal property used in the maintenance, operation, and repair of the Building; the cost of capital improvements to the Building (amortized in accordance with generally accepted accounting principles together with interest at the prevailing annual rate on the unamortized portion of such cost made after the date of this Lease which reduce other items of Operating Costs or are required under any governmental law or regulation; reserves for future maintenance, repair or replacement of components of the improvements on the Property such as, by way of illustration, roof of the Building, surfaces of parking areas, and, repainting or resurfacing of Building walls, reasonably based on the anticipated cost and     estimated useful life of such items . Operating Costs shall not include Real Property Taxes (as defined in Section 5.l(b) below) or the taxes referred to in Section 5.3 below; debt service, if any, on the Building; depreciation on the Building other than depreciation on exterior window draperies provided by Land lord and carpeting in public corridors; costs of Tenant's and other tenant improvements; real estate brokers' commissions; capital improvements other than the reserves and capital improvements included in Operating Costs above; and the cost of repairs, utilities, or extra services furnished to, billed to and payable separately by, Tenant or any other lessee of the Building.    **Tenant shall not be responsible f or any portion of the amortized amounts attributable to periods after the Lease

(b)	Real Property Taxes. Includes without limitation, all taxes, has expired.
service payments levied or assessed wholly or partly in lieu of taxes, annual or periodic license, permit, inspection or use fees, excises, transit charges, housing fund assessments, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confined, or imposed by any recorded declaration affecting the Property or by any public authority upon the Property, the Building, its operation, personal property contained therein, or the Rent payable hereunder, (but excluding taxes referred to in Section 5.3 below and state and federal, personal or corporate income taxes measured by the net income of Land lord from all sources), and the cost of contesting by appropriate proceedings the amount or validity of any of the aforementioned taxes.

5.2    Tenant's Percentage Share of Operating Costs and Taxes.
(a) In addition to the Fixed Rent payable during each calendar year or any portion thereof, during the term of this Lease Tenant shaft pay Tenant's proportionate share of the amount of Operating Costs and Real Property Taxes paid or incurred by Land lord in

Generic Lease - Date4 09114/95            4

such year or any portion thereof ("Tenant's Percentage Share of Operating Costs and Taxes") (as shown i n Paragraph I of the Summary of Lease Terms). Tenant's Percentage Share of Operating Costs and Taxes has been computed by dividing the amount of Tenant's Net Rentable Area by the amount of Net Rentable Area for the entire Building. In the event that either Tenant's Net Rentable Area or the Building's Net Rentable Area is changed, Tenant's Percentage Share of Operating Costs and Taxes shall be appropriately adjusted by Landlord, such adjustment to be conclusive and binding on Tenant. If such change occurs during any calendar year, Tenant's Percentage Share of Operating Costs and Taxes shall be determined for that calendar year on the basis of the number of days during such calendar year each such percentage is applicable.

(b)    Landlord's estimate of Tenant's Percentage Share of Operating Costs and Taxes for the first Lease Year is set forth in Paragraph I of the Summary of Lease Terms. On December of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant notice of its adjusted estimate of Tenant's Percentage Share of Operating Costs and Taxes for the succeeding calendar year. On or before the first day of each month during the succeeding calendar year (or i n the case of the first year of the Lease, on or before the first day of each month during such first year), Tenant shall pay to Land lord one-twelfth (1/12) of such estimate or adjusted estimate. If Landlord fails to deliver such notice to Tenant in December, Tenant shall continue to pay Tenant's Percentage Share of Operating Costs and Taxes on the basis of the prior year 's estimate until the first day of the next calendar month after such notice is given, provided that on such date Tenant shall pay to Land lord the amount of such estimated adjustment payable to Landlord as of January I of the year in question, less any portion thereof previously paid by Tenant.    ·

(c)    Within ninety (90) days after the close of each calendar year or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of Tenant's Percentage Share of Operating Costs and Taxes for such calendar year. If, on the basis of such statement, Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the statement. If on the basis of such statement Tenant has paid to Land lord an amount in excess of the actual adjustment to be made for the preceding calendar year and Tenant is not in default in the performance of any of its covenants under this Lease, then Land lord, at its option, shall either promptly refund such excess to Tenant or cred it the amount thereof to the Rent next becoming due from Tenant until such cred it has been exhausted.

(d)    In the event of any dispute as to any amount due by Tenant for Tenant's Percentage Share of Operating Costs and Taxes, Tenant shall have the right upon reasonable advance written notice to inspect Land lord's accounting records relative to Operating Costs and Real Estate Property Taxes at the address at which Land lord maintains its records during normal business hours at any time within forty-five (45) days following the furnishing by Landlord to Tenant of such statement. If Tenant makes such timely written demand, a certification as to the proper amount of Tenant's Percentage Share of Operating Costs and Taxes shall be made by an independent public accountant designated by Landlord, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original determination of Tenant's Percentage Share of Operating Costs and Taxes was in error by more than ten percent (10%) over Tenant's actual obligation,. ***
***in which case Landlord shall pay the cost of such certification.

** (an independent public accountant shall be one who has not previously performed services for Landlord )

Generic Lease - Dated 09/14195            5

(e)    If this Lease expires on a day other than the last day of a calendar year, the amount of Tenant's Percentage Share of Operating Costs and Truces payable by Tenant applicable to the calendar year in which such termination occurs, shall be prorated on the basis which the number of days from the commencement of such calendar year, to and ncluding such termination date, bears to 360; or (ii) commences on a day other than the first day of a calendar year, the amount of Tenant's Percentage Share of Operating Costs and Taxes payable by Tenant applicable to the calendar year in which such commencement occurs, shall be prorated on the basis which the number of days from the Commencement Date, to and including the last day of the calendar year in which the Commencement Date occurs, bears to 360.

Tenant's obligations to pay Tenant's Percentage Share of Operating Costs and Truces for either year end adjustments or partial lease years as contemplated by subparagraphs (c) and (e) above shall survive the termination or expiration of this Lease.

5.3    Other Taxes Payable By Tenant. Tenant shall reimburse Land lord upon demand for, or upon Landlord's request shall pay directly to the appropriate party or entity the amount of, any and all taxes payable by Land lord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: estate or franchise

(a)imposed upon, measured by or reasonably attributable to cost or value of Tenant's equipment, furniture, fixtures and other personal property located on the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than building standard improvements made by Landlord, if any, regardless of whether title to such improvements shall be in Tenant or Landlord;

(b)imposed upon or measured by the Rent payable hereunder, including, without limitation, any gross income true or excise tax levied by the City and County in which the Premises are located, the Federal Government or any other governmental body with respect to the receipt of such rental;

(c)imposed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, ·use or occupancy by Tenant of the Premises or any portion thereof, and

(d)imposed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

In the event that it shall not be lawful for Tenant to so reimburse Land lord, the Rent payable to Land lord under this Lease shall be revised to net Landlord the same income after imposition of any such tax upon Land lord as would have been received by Landlord hereunder prior to the imposition of any such tax.

6.    USE:

6.1    Use. The Premises shall be used and occupied by Tenant for the purposes stated on Paragraph J of the Summary of Lease Terms and f6r no other purpose without the prior written consent of Land lord.

Generic Lease - Dated 09/14/95             6

6.2    Suitability. Tenant acknowledges that neither Landlord nor any officer, director, shareholder, employee or agent of Landlord has made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business, nor has Land lord agreed to undertake any modification, alteration or improvement to the Premises except as provided in th is Lease. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in a satisfactory condition.

6.3    Uses Prohibited.

(a)Tenant shall not do or permit anything to be done in or about the Premises or the Building, or bring or keep or permit to be brought or kept anything in or about the Premises or Building, which is prohibited by any Law (as defined in Section 6.3(b) below),or which is prohibited by, or will in any way increase the existing rate of, cause a cancellation of, or otherwise affect any fire or other insurance on the Building, or any part thereof, or any of its contents.

(b)Tenant shall at its sole cost and expense promptly comply with all applicable covenants, conditions and restrictions now or hereafter affecting the Premises, or the Building, or the Property, with all laws, rules, ordinances, regulations, directives and requirements of all federal, state, county and municipal authorities having jurisdiction over the Premises, or the Building, or the Property ("Laws"), including without limitation those relating to health, safety, noise, environmental protection, waste disposal , water and air quality, and other environmental matters, and the use, storage and disposal of Hazardous Materials, as such term is defined in Section 6.4(a) below, and with the certificate of occupancy for the Premises or the Building and shall not permit anything to be done on the Premises in violation thereof. Upon written demand, Tenant shall discontinue any use of the Premises in violation of any covenants, conditions and restrictions, or of any Law or of the certificate of occupancy.

(c)	Tenant shall not do or permit anything to be done in, or about the Premises, or the Building, or the Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on, or about the Premises or the Building, or the Property nor use or permit to be used any loudspeaker, or other device, system or apparatus which can be heard outside the Premises without the prior written consent of Land lord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises, the Building, or the Property.

6.4    Tenant's Obligations Regarding Environmental Matters.

(a)     Tenant shall at all times and in all respects com ply with all federal, state and local laws, ordinances and regulations (collectively, "Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal, or transportation of any oil, gasoline and related products, flammable substance or explosives, asbestos, radioactive materials or waste, or other hazardous. toxic, contaminated or polluting materials, substances, chemicals, wastes or related injurious materials, whether injurious by themselves or in combination with other materials including, without limitation, any "hazardous substances," "hazardous wastes, "hazardous materials," or

Generic Lease - Dated 09/14/95            7

"toxic substances" under any such Laws, any toxic or hazardous substance, material or waste listed in the United States Department of Transportation Table (49 CFR 172.l 0 l ) or by the Environmental Protection Agency as a hazardous substance (40 CFR, Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated or listed as toxic under any applicable local, state or federal law (collectively, "Hazardous Materials").
(a)Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in compliance with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes as required by applicable governmental agencies having responsibility for any such removal. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in compliance with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the term of this Lease, Tenant shall cause all Hazardous Materials in excess of levels permitted by govern mental authorities to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or the Building, nor enter into any settlement agreement, consent decree or other com promise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises or the Building, without first noticing Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Land lord's interest with respect thereto.

(b)Tenant shall immediately notify Land lord in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against Tenant, the Premises , the Building, or the Property relating to damage, contribution, cost recovery compensation , loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on, under, about or removed from the Premises, the Building, or the Property including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Property, the Building, or the Premises, or Tenant's use thereof. Tenant shall promptly deliver to Land lord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

(c)Tenant shall indemnify, defend (by counsel reasonably acceptable to Land lord), protect, and hold Landlord, and each of Landlord's partners, employees, agents, attorneys, lenders, successors and assigns, and the Premises, the building, and Property free and harmless from and against any and all loss of rents and/or damages, claims, liabilities, penalties, liens, judgments, forfeitures, costs, losses or expenses (including permits, and

Generic Lease ·Dated 09/14/95    8

consultants' and attorneys' fees) or death of or injury to any person or damage to any property or the environment whatsoever, arising from or caused in whole or in part, directly or indirectly, by (a) the presence in, on, under or about the Premises, the Building or the Property or discharge in or from the Premises, the Building, or the Property of any Hazardous Materials caused or contributed to by Tenant, or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, the Building, or the Property or (b) Tenant's failure to com ply with any Hazardous Materials Laws or (c) any storage tank brought onto the Premises, the Building, or the Property by or for Tenant. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary investigation (including consultants' and attorneys' fees and testing), repair, cleanup or detoxification or decontamination of the Premises, the Building, or the Property, and the preparation and implementation of any restoration, abatement, closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of this Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. No termination, cancellation or release agreement entered into by Land lord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Materials or storage tanks, unless specifically so agreed in writing at the time of such agreement.

7.    SERVICES AND UTILITIES:
SEE ADDENDUM
7.1    Landlord's Obli1rntions. Provided that Tenant is not in default in the performance or observation of any of the terms, covenants, conditions or provisions of this Lease to be kept and performed or observed by it, Landlord, subject to the rules and regulations of the Building hereinafter referred to, agrees to (i) furnish to the Premises during reasonable hours of generally recognized business days (as determined by Landlord) water, gas, electricity, heating and air conditioning suitable for the intended use of the Premises; (ii) maintain and keep lighted the common stairs, entries and bathrooms in the Building and outside lighting on the Property;
(i)make all repairs other than those specified to be Tenant's obligation under this Lease; and
(ii)maintain and repair, other than as specified to be Tenant's obligation under this Lease, the elevators, if any, and maintain all portions of the Property and Building used in common by Tenant and Landlord's other tenants; provided that such repair shall be at Tenant's cost and expense if damage thereto is caused by the negligence of Tenant, or Tenant's employees, agents, contractors or invitees. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Land lord may prescribe for the proper functioning and protection of any of the Building's heating, ventilation and air conditioning systems. Whenever heat generating machines or equipment are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, if any, Land lord shall have the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Land lord with interest at the Default Rate accruing from the date Landlord incurs such costs until the time payment for same is actually received by Landlord, and Landlord shall have (in addition to any other right or remedy of Land lord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure by Tenant to pay Rent hereunder. To the extent that the cost and expense incurred by Landlord

Generic Lease - Dated 09/14/95            9

7.2    Non-Liability. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent by reason of Land lord's failure to furnish any of the items Land lord is obligated to furnish pursuant to Section 7.1 above when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes of any character; by the limitation, curtailment, rationing or restrictions on use of electricity, gas or any other form of energy; or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord; and Landlord shall not be liable under any circumstances for injury to or death of any person or damage to or destruction of any property , however occurring, through or in connection with or incidental to failure to furnish any of the foregoing.

7.3    Tenant Obligations. Tenant agrees it will not, without the written consent of Land lord, use any apparatus or device in the Premises (including, without limitation, electronic data processing machines, computers or machines using current in excess of 110 volts) which will in any way increase the amount of electricity, water or air conditioning usually furnished or supplied to the Premises for general office use or connect with electric current (except through existing electrical outlets in the Premises) or with water pipes any apparatus or device for the purposes of using electric current or water. If Tenant shall require water or electrical current in excess of that usually furnished or supplied to the Premises as used for general office use, Tenant shall first obtain the written consent of Landlord. Land lord shall not unreasonably withhold consent so long as Tenant agrees, i n writing, to pay a ll costs and charges as set forth below. Land lord may cause an electric current or water meter to be installed in the Premises in order to measure the amount of electric current or water consumed for any such excess use. The cost of any such meter and of the installation , maintenance and repair thereof; all charges for such excess water and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric current or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord, and Land lord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure by Tenant to pay Rent hereunder .

7.4    Additional Services. Landlord agrees to make reasonable effort to provide utilities and services to the Premises during hours and on days not otherwise provided in this Lease upon written request by Tenant. Tenant shall give reasonable notice in making such request. Tenant agrees to pay promptly on demand any and all costs incurred by Land lord in connection with providing such additional services, and Landlord shall have (in addition to any other right or remedy of Land lord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure by Tenant to pay Rent hereunder.

8.    REPAIR AND MAINTENANCE:

8.1    Tenant's Obligations. By its execution hereof, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises. Tenant, at Tenant's sole cost and expense, shall at all times maintain and keep the Premises in good and sanitary order, condition and repair, including, but not limited to, the interior surfaces of the ceilings, walls and floors, all doors, interior surface of windows (and replacement of all

Generic Lease - Dated 09/1419 5             10

cracked or broken glass), all plumbing and all electrical fixtures and special items in excess of building standard improvements, and all equipment (including heating, cooling, or air conditioning units) installed by or at the request of Tenant. Tenant expressly waives the benefits of any statute now or hereafter in effect permitting Tenant to repair the Premises and deduct the cost thereof from Rent otherwise due.

8.2    Surrender of Premises. Upon the Expiration Date, Tenant shall surrender the Premises and all Alterations (as defined in Section 9 below) thereto (unless designated by Landlord to be removed in accordance with Section 9) to Land lord in the samecondition as received, ordinary wear and tear (except to the extent Tenant is obligated to keep the Premises in good condition and repair) and damage thereto by fire, earthquake, acts of God or the elements alone excepted, and shall promptly remove or cause to be removed at Tenant's . expense from the Premises and the Building any signs, notices and displays placed by Tenant, as well as any furniture or fixtures placed therein by Tenant. Tenant shall indemnify the Landlord against any loss, cost, liability and/or expense (including, without limitation, attorney's and paralegals' fees and costs and court costs) resulting from delay by Tenant in so surrendering the Premises and Alterations thereto, including, without limitation, any claims made by any succeeding tenant founded on such delay.

8.3    Removal of Fixtures. Tenant agrees to repair any damage to the Premises or the Building caused by or in connection with the removal of any articles of persona l property, business or trade fixtures, movable equipment, and cabinetwork, belonging to Tenant including without l imitation thereto, repairing the floor, and patching and painting the walls where required by Land lord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense.

9.    ALTERATIONS AND ADDITIONS:
SEE ADDENDUM
Tenant agrees not to make or suffer to be made any alteration, addition or improvement to or of the Premises or any part thereof ("Alterations"), without obtaining the prior written consent of Landlord. If Landlord consents to the making of any Alterations, they shall be made by Tenant at its sole cost and expense. Tenant shall use a contractor designated by Landlord or shall obtain Landlord's prior written approval to any contractor selected by Tenant.** Prior to commencement of any work. Tenant shall deliver to Land lord for its approval plans and specifications for each Alteration to be undertaken by Tenant; and, at the completion of such work, Tenant shall deliver to Land lord a certificate from Tenant's architect or engineer stating that the work has been completed in full compliance with such plans and specifications, such certificate to be in form and substance reasonably satisfactory to Land lord. Land lord shall also have the right to impose as a condition to "its consent such requirements as Landlord may deem necessary in its sole discretion including, without limitation, full reimbursement to Landlord of any and all expenses incurred by Land lord in connection with the granting of its consent, the amounts and types of liability and other insurance covering all risks normally associated with such work and the times and dates during which the Alterations are to be accomplished. If Landlord is required pursuant to applicable law or agree to*supervise such work, Tenant shall pay to Landlord a fee in the amount of fifteen percent ( 15%) of the total cost of the Alterations for its management and supervision of the progress of the work. Tenant agrees that in no event shall such management or supervision by Landlord impose any obligation or liability upon Landlord to Tenant as to or in connection with such work. All sums due and owing to contractors which have been pa id by Landlord due to Tenant's failure to pay such sums when

11

due, shall bear interest payable to Land lord at the Default Rate until fully paid. Upon the Expiration Date or earlier termination of this Lease, Tenant, at its sole costs and expense, shall promptly remove any Alterations designated by Landlord to be so removed and repair any damage to the Premises or the Building caused by such removal and restore the Premises to the condition existing prior to the Alteration. Any Alterations not so designated to be removed shall become the property of the Landlord. Unless removed by Tenant prior to or on the Expiration Date or earlier date of termination of this Lease, any equipment, trade fixtures, machinery, cabinetwork, movable furniture, or other personal property remaining on the Premises at the expiration or sooner termination of this Lease shall, in the sole option of Land lord, either (i) become the property of Landlord; or (ii) be removed from the Premises and discarded at Tenant's sole cost and expense. It is agreed that Landlord has no obligation, and has made no promises, to alter, add to, remodel, improve, repair, decorate or paint the Premises or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as may be specifically set forth herein .

10.    ENTRY BY LANDLORD:

(a)Landlord reserves, and shall at any and all times have, the right to enter the Premises to (i) inspect them; (ii) supply any service to be provided by Land lord to Tenant hereunder; (iii) present the Premises to prospective purchasers, mortgagees or lessees; (iv) post notices of non-responsibility, "For Sale" and "For Lease" signs; and (v) alter, improve or repair the Premises and any portion of the Building all without abatement of Rent, and may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, using any reasonable efforts to provide that Tenant's use of the Premises shall not be unreasonably interfered with thereby. As part of the consideration for this Lease, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all doors, in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and a ll means which Land lord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises, and any entry to the Premises obtained by Land lord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, or an eviction of Tenant from, the Premises or any portion thereof.

(b)Land lord shall also have the right at any time to change the arrangement or location of or eliminate entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public or common areas of the Building, or change the arrangement and location of or eliminate parking areas, access ways, or landscaped areas of the Property, and to change the name, number or designation by which the Building is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, nor shall it entitle Tenant to any reduction of Rent or result in any liability of Landlord to Tenant.

11.    LIENS:

Tenant shall keep the Premises, the Building and the land upon which the Building is situated, free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant and shall indemnify, hold harmless and defend Land lord from

Generic Lease ·Dated 09/14/95             12

any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant does not, within days following the recording of notice of any such lien, cause such lien to be released of record, by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith, including, without limitation, attorneys' and paralegals' fees and costs and court costs, shall be payable to Land lord by Tenant on demand with interest at the Default Rate, from the date such expenses are incurred by Land lord to the date payment is received by Land lord from Tenant and Landlord shall have (in addition to any other right of remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure to Tenant to pay Rent hereunder. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Land lord shall deem proper for the protection of Land lord, the Premises, the Building, the Property, or any other party having an interest therein, or to keep same free from mechanics' and materialmen's and similar liens. Tenant shall give Landlord at least ten (10) days prior written notice of the date of commencement of any construction or other work on or to the Premises.

12.    INDEMNITY:

Land lord shall not be liable to Tenant and Tenant waives all clai1!1s against Landlord for any injury to or death of any person or for loss of use of, damage to, or destruction of property in or about the Premises, the Building, or the Property by or from any cause whatsoever, including without limitation, earthquake or earth movement, gas, fire, oil, electricity or ·leakage from the roof, walls, basement or other portion of the Premises or the Building, unless caused by the gross negligence or willful misconduct ·of Landlord, its agents or employees, Tenant agrees to hold Landlord harmless from and to indemnify and defend Land lord against all claims, liability, damage or loss and against all costs and expenses, including, without limitation, attorneys' and paralegals' fees and costs and court costs in connection therewith, arising out of any injury or death of any person or damage to or destruction of property (i) occurring in, on or about the Premises, from any cause whatsoever, including without l imitation, Tenant's use of the Premises, unless caused solely by the gross negligence or willful misconduct of Landlord, its agents or employees; or (ii) occurring in, on or about any facilities (including without limitation elevators, stairways, passageways or hallways) the use of which Tenant has in common with other lessees, or elsewhere in or about the Property or the Building: other than the Premises, when such claim, injury or damage is caused in whole or in part by the Tenant, its agents, employees, contractors, invitees, or subtenants

***gross negligence or willful misconduct
Without in any way limiting the foregoing, Tenant specifically acknowledges that Tenant assumes all risks in the use of any or all of the exercise equipment or facilities in the Building; Tenant acknowledges that neither the Landlord nor the property manager provide instruction for or supervision of the use of the exercise equipment and facilities, and either the Land lord nor the property manager shall be liable for injury, death, or any claim arising directly or indirectly out of use of the exercise equipment and facilities... Tenant agrees to hold Landlord harmless from and to indemnify and defend Landlord against all claims, liability, damage, or

Generic Lease· Dated 09/14/95    .         13

loss and against all costs and expenses, including, without limitation, attorney's and paralegals' fees and costs and court costs in connection therewith, arising out of any injury or death of any person using the exercise equipment or facilities (if any) through said person's association with Tenant. Tenant further acknowledges that said exercise equipment and/or facilities (if any) may only be used by Tenant and its employees in common with other tenants and their employees.
Tenant shall not permit use of the exercise equipment or facilities (if any) by Tenant's vendors, or the family members or friends of Tenant and its employees.

The provisions of this Section 12 shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

13.    INSURANCE:

13.1    Tenant's Required Coverage. Tenant shall, at Tenant's sole cost and expense, procure and continue in force the following policies of insurance in the amount set forth in Para2:raph K of the Summary of Lease Terms, unless such amounts are otherwise set forth in this Section 13. l :

(i)Liability insurance on an occurrence basis, with limits in an amount set forth in Paragraph K of the Summary of Lease Terms. for claims or losses arising out of or resulting from personal injury (including bodily injury), death and/or property damage sustained or alleged to have been sustained by any person for any reason on or about the Premises, for liability arising out of or resulting from tenant's covenants contained in Section 12 above to indemnify Landlord, its agents and employees, or for contractual liability;

(ii)All risk replacement cost insurance with an agreed amount endorsement upon property of every description and kind owned by Tenant and located in the Premises and for all improvements located in the Premises except building standard improvements in an amount equal to 100% of the full replacement value thereof;

(iii)Workers' compensation insurance (including employer's liability insurance) in accordance with applicable law;

(iv)Such other insurance as may be reasonably required by Landlord or by any holder of any ground or underlying lease, mortgage or deed of trust.

Not more often than every year and upon not less than sixty (60) days prior written notice, Landlord, in its reasonable discretion, may require Tenant to increase the insurance limits set forth in subparagraphs (i) and (ii) above.

13.2    Landlord's Required Coverage. Land lord shall procure and continue in force the following policies of insurance in the amounts set forth in Paragraph L of the Summary of Lease Terms, the cost of same to be included in Operating Costs:

(i)    Liability insurance on an occurrence basis, with limits in the amount set forth in Paragraph L of the Summary of Lease Terms, for claims or losses arising out of or resulting from personal injury (including bodily injury), death and/or property damage sustained or alleged to have been sustained by any person for any reason on or about the

Generic Lease Dated 09/14/95             14

Premises, for liability arising out of or resulting from Tenant's covenants contained in Section 12 above to indemnify Landlord, its agents and employees, or for contractual liability;

(ii)    Casualty insurance insuring the Building against loss by or damage due to risks covered by the broadest form of casualty insurance policy (such coverage shall include, without limitation, coverage against the risk of fire, lightning, extended coverage, vandal ism and malicious mischief). Such policy, shall also include, a rental loss endorsement. Such pol icy, exclusive of the rental loss endorsement, shall be in the face amount of not less than ninety percent (90%) of the full value of the improvements covered thereby. The rental loss endorsement shall cover Landlord's loss of rentals in an amount of not less than one (l) year's aggregate Rent for the Premises;
(iii)    Difference in conditions insurance against (l ) damage or loss by flood if the Premises are located in an area identified by the Secretary of Housing and Urban Development or any successor thereto or other appropriate authority (governmental or private) as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, modified, supplemented or replaced from time to time, on such basis as shall be required by Landlord and with coverage in an amount not less than as set forth in Paragraph L of the Summary of Lease Terms, and (2) against damage or loss by earthquake with a deductible of not more than ten percent ( I 0%) and with coverage in an amount not less than as set forth in Paragraph L of the Summary of Lease Terms, so long as same is available at commercially reasonable rates

(iv)Such other insurance as may be reasonably required by Landlord by any holder of any ground or underlying lease, mortgage or deed of trust.

**and which is required by similarly situated landlords, or which may be required
Landlord may increase the insurance limits set forth in subparagraphs (i), (ii), or
(iii) above1* * *
Up to a maximum of $7,500,000 during the initial term and up to a maximum of $10,000,000
Insurance Policies. The mini mum limits of insurance policies as set forth in Section 13.l above shall in no event limit the liability of Tenant hereunder. The following provisions shall apply regarding all insurance policies Tenant is required to procure and maintain under Section 13.I above. For any insurance policies Landlord is to procure maintain under Section13.2 above, Landlord may, at its option, have such policies com ply with such provisions. The aforesaid insurance shall name Land lord and its partners, employees, agents, and co-owners of the Building as additional insureds (and, at Land lord's opt ion, the property manager, and the holder of any mortgage or deed of trust on the Building, or any part thereof or interest therein, as an additional insured), and shall be with companies having a rating of not less than AAA in "Best's Insurance Guide" or another comparable rating or publication if Best's Insurance Guide is no longer published or produced. For any insurance policies procured by Tenant, Tenant shall cause the insurance companies to furnish Land lord with certificates of coverage, and shall provide that such insurance pol icy shall not be canceled or subject to reduction or modification of coverage except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be written as primal)' policies, not contributing with and not in excess of the coverage which Land lord may carry and shall contain a crossliability endorsement stating that the rights of named insured shall not be prejudiced by one insured making a claim or ·commencing an action against another named insured . For any insurance policies procured by Tenant, Tenant shall, at least thirty (30) days prior to the

Generic Lease ·Dated 09/14/95     15

expiration of such policies, furnish Landlord with renewals or binders for renewals thereof. Tenant agrees that if Tenant does not procure and maintain the insurance required to be procured and maintained by Tenant pursuant to Section 13.1 above Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the premiums charged therefor together with the sum equal to all costs and expenses incurred by Landlord in connection therewith (including, without l imitation, costs allocated to the use of Landlord' s employees in connection therewith, including without limitation, costs of wages for such employees) together with interest thereon at the Default Rate, payable upon demand and upon Tenant's failure to pay such insurance premiums and handling charge, Landlord shall have (in addition to any other right or remedy of Land lord) the same rights and remedies as in the case of failure by Tenant to pay Rent hereunder. Tenant shall have the right to provide the insurance policies required pursuant to Section 13.1 above pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Landlord as required by this Lease.

13.4    Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any fi re and extended coverage insurance policy which either may have in force at the time of such loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease and shaft obtain from such Insurance carrier or carriers a waiver of any right of recovery by way of subrogation against Landlord.

14.    DAMAGE OR DESTRUCTION:

14.1    Partial Damage - Insured. In the event the Premises or the Building are partially damaged by fire or other casualty which is covered under fire and extended coverage insurance carried pursuant to Section l3.2(i) above, Landlord shall restore such damage provided insurance proceeds are available to Land lord to pay one hundred percent (100%) of the cost of restoration and provided such restoration can be completed within one hundred eighty (180) days after the commencement of the work thereof under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction thereover and if such conditions apply so as to require Land lord to restore such damage, this Lease shall continue in full force and effect. Tenant shall be entitled to a proportionate reduction of Fixed Rent and Tenant's Percentage Share of Operating Costs and Taxes while such restoration takes place, such proportionate reduction to be based upon the extent to which the restoration efforts interfere with Tenant's business in the Premises, provided that in no event shall the reduction of Fixed Rent and Tenant's Percentage
Share of Operating Costs and Taxes exceed the amounts received by Landlord from rent loss    \\
1
insurance. Tenant's rights to a reduction in Fixed Rent and Tenant's Percentage Share of    (}
Operating Costs and Taxes hereunder shall be Tenant's sole and exclusive remedy in connection with any such damage.    ·

Notwithstanding the foregoing, Landlord may terminate this Lease if such damage or casualty occurs during the last twelve (12) months of the term of this Lease (or the

Generic Lease ·Dated 09/14/95             16

term of any renewal option, if applicable) by giving Tenant notice thereof at any time within thirty (30) days of the occurrence of such damage or casualty and such notice shall specify the date of such termination which date shall not be less than thirty (30) nor more than sixty (60) days after the giving of such notice. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent shall be paid to the date of such termination.

14.2    Partial Damage - Uninsured. ln the event the Premises or the Building are partially damaged by a risk not covered by Land lord's fire and extended coverage insurance or the proceeds of available insurance are less than one hundred percent ( I 00%) of the cost of restoration, or if the restoration cannot be completed within one hundred eighty (180) days after the commencement of such restoration under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction thereover in the reasonable opinion of Landlord, or if such damage occurs during the last twelve (12) months of the term of this Lease (or the term of any renewal option, if applicable), Landlord shall have the option either to (i) repair or restore such damage, with the Lease continuing in full force and effect, but the Rent to be proportionately abated as provided in Section 14.1 above; or (ii) give notice to Tenant at any time within thirty (30) days after the occurrence of such damage terminating this Lease as of a date to be specified in such notice which date shall not be less than thirty (30) nor more than sixty (60) days after the giving such notice. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by any proportionate reduction in Fixed Rent and Tenant's Percentage Share of Operating Costs and Taxes as provided for in this section and/or Section 14.1 above, shall be paid to the date of such termination.

14.3    Total Destruction. In the event the Premises are totally destroyed or the Premises cannot be restored as required herein under applicable laws and regulations, notwithstanding the availability of insurance proceeds, Landlord shall have the right to terminate this Lease by giving Tenant notice thereof within thirty (30) days of date of the occurrence of such casualty specifying the date of termination which shall not be less than thirty (30) days nor more than sixty (60) days after the date of the delivery of such notice.

14.4    Landlord's Obligations. Notwithstanding the provisions of this Lease, Landlord shall in no event be required to repair any injury or damage by fire or other cause whatsoever to, or to make any restoration or replacement of any paneling, decorations, partitions, railings, ceilings, floor coverings, office fixtures or any other improvements or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required to restore or replace same in the event of damage at its sole cost and expense and except for abatement of Fixed Rent and Tenant's Percentage Share of Operating Costs and Taxes, if any, Tenant shall have no claim against Landlord for any damage; loss, liability, cost or expense incurred by Tenant by reason of any such injury, damage or destruction to or repair or restoration of such items.

14.5    Tenant's Waiver. The provisions of this Section 14 shall constitute the express agreement of the parties regarding damage to or destruction of the Premises and shall supersede any statute now or hereafter in effect.

13.    CONDEMNATION:

Generic Lease - Dated 09/14195            17

(a)If all or part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or shall be conveyed in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title or the right to possession vests in the condemnor.

(b)If (i) a part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or shall be conveyed in lieu thereof; and (ii) Tenant is reasonably able to continue the operation of Tenant's business in that portion of the Premises remaining; and (iii) Landlord elects to restore the Premises to an architectural whole then this Lease shall remain in effect as to said portion of the Premises remaining, and the Fixed Rent and Tenant's Percentage Share of Operating Costs and Taxes payable from the date of the taking shall be reduced in the same proportion as the area of the Premises taken bears to the total area of the Premises . If after a partial taking, Tenant is not reasonably able to continue the operation of its business in the Premises or Landlord elects not to restore the Premises as herein above described, this Lease may be terminated by either Landlord or Tenant by giving written notice to the other party with in thirty (30) days of the date of the taking. Such notice shall specify the date of termination which shall not be less than thirty (30) nor more than sixty (60) days after the date of such notice.

(c)If a portion of the Building is taken, whether any portion of the Premises is taken or not, and Land lord determines that it is not economically feasible to continue operating the portion of the Building remaining, then Land lord shall have the option for a period of sixty (60) days after such taking to terminate this Lease. - If Landlord determines that it is economically feasible to continue operating the portion of the Building remaining after such taking, then this Lease shall remain in effect, and Landlord at Land lord's cost shall restore the Building to an architectural whole.

(d)Landlord shall be entitled to any and all payment, income, rent, award, or any interest thereon whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant hereby assigns any rights to same to Landlord and Tenant shall have no claim against Land lord or otherwise for the value of any unexpired term of this Lease.
Notwithstanding the foregoing, to the extent that Landlord's recovery for such taking shall not be diminished, Tenant shall have the right to make a claim for moving expenses and for loss or damage to Tenant's trade fixtures, equipment and movable furniture.

(e)No temporary taking of the Premises and/or of Tenant's rights therein or under this Lease shall terminate this Lease or give Tenant any right to any abatement of Rent hereunder.

14.    ASSIGNMENT AND SUBLETTING:
SEE ADDENDUM
(a)Tenant shall not assign, transfer, mortgage, pledge hypothecate or encumber this Lease or any interest therein and shall not sublet the Premises or any part thereof, or allow occupation or use thereof by any other party or entity, without the prior written consent of Landlord. In the event Tenant should desire to assign or transfer this Lease or sublet any part of the Premises, Tenant shall notify Land lord in writing (hereinafter referred to as "Sublet Notice") of the terms of the proposed assignment or transfer or subletting, at least thirty days in advance of the date on which Tenant desires to make such assignment or transfer or

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sublease. Landlord shall then have 15 business days following receipt or such notice within which to notify Tenant in writing that Landlord elects to do one of the following:

(i)Terminate this Lease as to the space so affected as of the date so specified by Tenant in the Sublet Notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space from and after such date; or

(ii)Grant consent to Tenant to assign or transfer the Lease or sublet such space to the proposed assignee or transferee or sublessee on the terms set forth in the Sublet Notice; or
such space.
(iii)    Deny consent to Tenant to assign or transfer the Lease or sublet

(b)If Tenant proposes to sublease less than a ll of the Premises, an election by Landlord under subparagraph (a) (i) above to terminate this Lease with respect to such space shall not affect the force or validity of the Lease with respect to the remainder of the Premises, provided that the Rent payable hereunder shall be adjusted on a pro rata basis in accordance with the reduction in the rentable area of the Premises. If Landlord should fail to notify Tenant in writing of its election under subparagraph (a) within the fifteen business days, Land lord shall be deemed to have waived the option described in subparagraph (a)(i), but prior written consent by Landlord of the proposed assignee or transferee or sublessee shall still be required . Land lord shall have the right to require complete financial statements and business history information (including without limitation, the name and legal com position of the proposed assignee or transferee or sublessee and the nature of the business proposed to be carried on in the Premises) regarding the proposed assignee or transferee or sublessee before determining whether or not to consent.

Fifty percent of the Fixed Rent and Tenant's Percentage Share of Operating Costs and Tax.es payable hereunder which is realized by Tenant under any sublease or assignment or transfer in accordance with this section shall be paid entirely to Landlord. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of failure by Tenant to pay rent hereunder.

(a)The consent of Landlord to any assignment, transfer, mortgage, pledge, encumbrance, hypothecation, subletting, occupation or use by any other person or entity shall not release Tenant from any of Tenant's obligations hereunder or discharge any liability of Tenant under this Lease, nor shall said consent be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, mortgage, pledge, encumbrance, hypothecation, subletting, occupation or use by any other person or entity. Any such assignment, transfer, mortgage, pledge, encumbrance, hypothecation, subletting, occupation or use by any other person or entity without such consent shall be void and shall constitute a breach of the Lease by Tenant and shall, at the option of Landlord, constitute a material event of default hereunder. The acceptance of Rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer thereof .

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(e)    For purposes of this Section 16, sales, transfers or assignments of (i) a controlling interest in the stock of Tenant (if Tenant is a corporation); (ii) the general partnership interest of Tenant sufficient to materially change its general partnership composition and management (if Tenant is a partnership); or (iii) the majority of controlling underlying beneficial interest of Tenant (if Tenant is any other form or business entity) shall constitute an assignment hereunder.

(f)    The voluntary or other surrender of this Lease or of the Premises by Tenant or a mutual cancellation of this Lease shall not work a merger, and at the option of Landlord any existing subleases may be terminated or be deemed assigned to Landlord in which event the tenants under such subleases shall become tenants of Landlord.

(g)    Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with its review and consideration of any proposed assignment, transfer, mortgage, pledge, encumbrance or hypothecation of the Lease or subletting of the Premises, or any partthereof, including without limitation , reasonable attorneys fee not to exceed $1500.

SEE ADDENDUM
17.    MORTGAGEE/GROUND LANDLORD PROTECTION:

17.2    Subordination Amendments. Tenant covenants and agrees to execute and deliver upon demand and without charge, such further instruments evidencing subordination of this Lease to (i) any ground or underlying leases and (ii) to the l ien of any mortgages or deeds of trust, as described in Section 17.I above, as may be requested by Land lord. Tenant hereby appoints Land lord as Tenant's attorney-in-fact, irrevocably, to execute and deliver any such agreements, instruments, releases or other documents.

17.3    Financial Statements. If this Lease is to be subject and subordinate to any ground or underlying Lease, mortgage or deed of trust executed after this date, within ten ( I 0) days after Landlord 's request, Tenant shall deliver to Land lord, or to any actual or prospective ground lessor or lender that Landlord designates, such financial statements as are reasonably required by any holder of any underlying or ground lease or mortgage or deed of trust (the "Holder") to verify the net worth of Tenant (or any assignee, subtenant or guarantor of Tenant) to facilitate the financing or refinancing of the Building, or any part thereof, or the creation, extension or renewal of any master or ground lease affecting the Building. Tenant represents and warrants to Landlord and Holder that each financial statement delivered by
Tenant shall be accurate in all material respects as of the date of such statement. All financial statements shall be confidential and used only for the purposes stated herein.

17.4    Landlord's Default. If Landlord is in default of this Lease, Tenant will accept cure of any default by any Holder whose name and address shall have been furnished to

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Tenant in writing. Tenant may not terminate this Lease for Landlord's default unless Tenant has given notice thereof to each such Holder and the default is not cured within thirty (30) days thereafter or such greater time as may be reasonably necessary to cure such default. A default which cannot reasonably be cured within said 30-day period shall be deemed cured within said period if work necessary to cure the default is commenced within such time and proceeds diligently thereafter until the default is cured .

17.5    Lease Modifications. If any Holder should require, as a condition of any underlying or ground lease, mortgage, or deed of trust, a modification of the provisions of this Lease, Tenant shall approve and execute any such modification promptly after such request , provided no such modification shall relate to the Rent payable hereunder or the length of the term hereof or otherwise materially alter the rights or obligations of Tenant hereunder.

17.6    Lease Superior. Notwithstanding anything herein to the contrary, upon request of Land lord, Tenant agrees to execute any appropriate instrument making this Lease and the leasehold estate created herein superior to the lien of any underlying or ground lease, mortgage or deed of trust.

17.7    Quiet Enjoyment. Land lord covenants and agrees with Tenant that upon Tenant paying the Rent and other monetary sums due under this Lease, and performing all of its covenants and conditions under the Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the term, subject, however, to the terms of the Lease and any of the aforesaid underlying or ground leases, mortgages or deeds of trust described in Section 17.1 above.

17.8    Attornment. In the event any proceedings are brought for default under any ground or underlying lease or i n the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, the Tenant shall attorn to the transferee upon any transfer, foreclosure or sale of Landlord's interest in the Premises and shall rec9gnize such transferee as the Landlord under this Lease.

1.	INSOLVENCY OR BANKRUPTCY:

18.1        Events of Default. In addition to the occurrences set forth in Section 19 below, the following events shall constitute a default under this Lease: (i) Tenant admits in writing its inability to pay its debts as they mature; (ii) Tenant makes an assignment for the benefit or creditors or takes any other similar action for the protection or benefit of creditors; (iii) Tenant gives notice to any governmental body of insolvency or pending insolvency, or suspension or pend i ng .suspension of operations; (iv) Tenant files a voluntary petition in bankruptcy or shall be adjudicated as bankrupt or insolvent; (v) an involuntary petition in bankruptcy is filed against Tenant and is not dismissed within sixty (60) days from date same is filed; (vi) Tenant files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy statute, regulation or law; (vii) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against Tenant seeking any relief described in the preceding subparagraph (vi) and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of thirty (30) days from the date of entry thereof; (vi ii) a trustee, receiver, conservator or liquidator of Tenant or of all or any substantial part of its property or its interest in the Premises is employed or appointed and such receivership remains undisolved for

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thirty (30) days; or (ix) this Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution shall remain unvacated and unstayed for thirty (30) days.
(THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK)

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18.2    Bankruptcy Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, Tenant, as debtor in possession, and any trustee who may be appointed agree to :

(i)Perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court;

(ii)Pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises the Rent payable hereunder and all other charges due pursuant to this Lease as said charges become due;

(iii))Reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Land lord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter;

(iv)Give Land lord at least forty-five (45) days prior written notice of any abandonment of the Premises, any such abandonment to be deemed a rejection of this Lease; and
(v)Do all other things of benefit to Landlord otherwise required under the Bankruptcy Code.

Tenant, as debtor in possession, and any such trustee shall be deemed to have rejected this Lease in the event of the failure to com ply with any of the above requirements and to have consented to the entry of an order by an appropriate Bankruptcy Court providing all 9f the above, waiving notice and hearing of the entry of same.

19.    DEFAULT AND REMEDIBS:

(a)In the event that (i) any of the events described in Section 18.1 above shall occur; (ii) Tenant abandons or vacates the Premises; (iii) Tenant fails to pay any Rent payable hereunder when and as the same becomes due and payable and such failure shall continue for more than five (5) days; or (iv) Tenant fails to perform any other term, covenant or condition of this Lease and such failure continues for more than thirty (30) days after receiving notice thereof from Land lord, or, if such default cannot reasonably be cured within said thirty(30) day period, fails to commence to cure such default with all due diligence and dispatch within said thirty (30) day period, or having commenced such cure, shall fail to diligently prosecute such cure to completion; then Land lord, in addition to any other rights and remedies of Landlord at law or in equity, shall have the right to terminate Tenant's right to possession of the Premises and either terminate this Lease or have this Lease continue in full force and effect. Should Landlord elect to terminate Tenant's right to possession of the Premises, then Landlord shall have the right of entry and may remove all persons and property from the Premises, subject to applicable law. Such property so removed may be stored in a pu61ic warehouse or elsewhere at the cost and for the account of Tenant. Upon such termination, Landlord, in addition to any other rights and remedies provided by law, shall be entitled to recover from Tenant (i) all delinquent Rent, together with interest and late charges; and (ii) all costs and expenses of recovering possession, in restoring the Premises to good order and condition, or in remodeling ,

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renovating, or preparing the Premises for reletting; (iii) all costs of reletting, including broker's commissions; (iv) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term hereof after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and {v) all other damages caused by Tenant's default. The worth at the time of award of amount referred to in this subparagraph shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). As used herein, the term "time of award" shall mean either the date upon which Tenant pays to Land lord the amount recoverable by Landlord as hereinabove set forth or the date of entry of any determination, order or judgment of any court or other legally constituted body, or of any arbitrators determining the amount recoverable, whichever first occurs.

Nothing contained in this Lease shall, however, limit or prejudice the right of Land lord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of the Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

(b)    Should Land lord, following any breach or default of this Lease by Tenant, elect to keep this Lease in full force and effect with Tenant retaining the right to possession of the Premises (notwithstanding the fact that Tenant may have abandoned the Premises), then Land lord, in addition to all other rights and remedies Land lord may have at law or in equity, shall have the right to enforce all of Landlord's rights and remedies under this Lease, including, but not limited to, the right to recover the installments of Rent as they become due under this Lease. Notwithstanding any such election to have this Lease remain in full force and effect, Landlord may at any time thereafter elect to terminate Tenant's right to possession of said Premises for any previous breach or default hereunder by Tenant which remains uncured or for any subsequent breach or default.

20.    MISCELLANEOUS:

20.1    Transfer of Land lord's Interest. In the event of a sale or conveyance by
Land lord of Landlord's interest in the Premises, or the Building, or Property Land lord shall be relieved from any further obligations and liabilities accruing hereunder (whether express or implied) in favor of Tenant on the part of Landlord'.*Tenant agrees to look solely to the successor interest of Landlord in and to the Property or the Building and this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the Landlord's successor in interest. Landlord will transfer the security deposit (or any unused portion thereof) to Landlord’s transferee.

20.2    Right of Landlord to Perform . All terms and covenants of this Lease to be performed or observed by Tenant sha ll be performed or observed by Tenant at Tenant's expense and without any reduction of Rent. If Tenant fails to pay any Rent hereunder or fails to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for thirty days after written notice thereof by Land lord, landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may (but shall not be obligated to) make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord, together with interest thereon at the Default Rate from the date of such payment or

Generic Lease - Dated 09/14/95            24

performance by Landlord, shall be paid by Tenant to Landlord on demand by Landlord, and Land lord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure by Tenant in the payment of Rent hereunder.

20.3    Captions; Attachments: Defined Terms.

(a)The captions of the paragraphs of this Lease are for convenience of reference only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease.

(b)Exhibits attached hereto, and addenda and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

(c)The words "Landlord" and "Tenant," as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine, and words in the masculine or feminine gender include the neuter. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several; as to a Tenant which consists of husband and wife, the obligations shall extend individually to their sole and separate property as well as com m unity property. The term "Landlord" shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the land underlying the Building. The obligations contained in this Lease to be performed by Landlord shall be binding on Land lord or Land lord's successors and assigns only during their respective periods of ownership.

20.4    Entire Agreement. This instrument together with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Lease and such exhibits and attachments hereto may be modified, amended or revoked only by an instrument in writing signed by the party to be charged thereunder. Land lord and Tenant hereby agree that all prior or contemporaneous agreements (whether oral or otherwise) between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in, superseded by or revoked by this Lease.

20.5    Severability. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

20.6    Costs of Suit.

(a)If Landlord places this Lease in the hands of an attorney for collection or enforcement of Tenant's obligations as a consequence of Tenant's default hereunder, Tenant agrees to pay reasonable attorney fees and expenses so incurred, even though no suit or action is filed.
.
(b)If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including, but not limited to, any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party

Generic Lease Dated 09/14/95             25

shall pay the successful party the court costs and reasonable attorneys' fees incurred therefor and such expenses shall be paid whether or not such action is prosecuted to judgment.

(c)Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any th ird party against Tenant, or by or against any person holding under or using the Premises by license of Tenant (for the purposes of this section the "Licensee"), or for the foreclosure of any lien for labor or material furnished to or for Tenant or any Licensee or otherwise arising out of or resulting from any act or transaction of Tenant or of any Licensee, Tenant agrees and covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or Building or any part of either thereof, and to defend and indemnify Landlord as to any and all costs and expenses, including attorneys' fees and court costs, incurred by Landlord in or in connection with such litigation.

20.7    Time; Joint and Several Liability. Time is of the essence as to this lease and each and every provision thereof. All the terms, covenants and conditions contained in the Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and nonexclusive of any other remedy at law or in equity.

20.8    Binding Effect: Choice of Law. The parties hereto agree that all provisions of this Lease are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Section 20.1 above, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Premises are located.

20.9    Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition of this Lease. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due (including, but not limited to, the acceptance of Rent) shall not constitute a waiver by Land lord of the breach or default of any covenant, term or condition of the Lease unless otherwise expressly agreed to by Landlord in writing.

20.10    Surrender of Lease. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Land lord, terminate all or any existing subleases or subtenancies, or may, at the option of Land lord operate as an assignment to it of any or all such subleases or subtenancies.

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20.12     Holding Over. Any holding over after the expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall be construed to be a tenancy from month-to-month on all the terms, covenants and conditions herein specified so far as applicable, except that the Rent (including the Fixed Rent and the Percentage Rent, if any) shall be an amount equal to one hundred percent ( I 00%) of the Rent otherwise payable by Tenant immediately prior to such holding over. Any holding over after the expiration or other termination of the term of this Lease without the written consent of Landlord shall be construed to be a tenancy from month-to-month on all the terms set forth herein, except that the Rent (including the Fixed Rent and the Percentage Rent, if any) shall be an amount equal to two hundred percent (200%) of the Rent otherwise payable by Tenant immediately prior to such holding over. Acceptance by Landlord of Rent after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month-to-month or result in any other tenancy or any renewal of the term hereof. The provisions of this paragraph are in addition to, and do not affect, Landlord's right to re-entry or other right s provided by this Lease or by Jaw.

20.13    Signs.

(a)Tenant shall not place or perm it to be placed in or upon the Premises, or outside the Premises, or any part of the Building (including, but not limited to the exterior or roof) any signs, notices, drapes, shutters, blinds or displays of any type without the prior written consent of Landlord .

(b)Landlord reserves the right in Landlord's sole discretion to place and locate on the roof, exterior of the Building, and in any area of the Building not leased to Tenant such signs, notices, displays, and similar items as Landlord deems appropriate in the proper operation of the Building.

20.14    Rules and Regulations. Tenant and Tenant's agents, servants, employees, visitors and licensees shall observe and comply fully and faithfully with the Ru les and Regulations attached hereto as Exhibit B for the care, protection, cleanliness and operation of the Building and its lessees and any modification or addition thereto adopted by Landlord, provided Land lord shall give notice thereof to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other lessee or occupant of the Building of any said Rules and Regulations.

20.15    Notices. All notices, demands, requests, advice or designations ("Notices") which may be or are required to be given by either party to the other hereunder shall be in writing. All Notices by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises, or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at Tenant's address as set forth

Generic Lease - Dated 09/14/95         27

. '
in Paragraph M of the Summary of Lease Terms. All Notices by Tenant to Landlord shall be sufficiently given, made or delivered if personally served on Land lord or sent by United States certified or registered mail, postage prepaid , addressed to (or in the case of personal delivery, delivered to) Landlord at Landlord's address for notices as set forth in Paragraph M of the Summary of Lease Terms. Each Notice shall be deemed received on the date of the personal service or three (3) days after the mailing thereof i n the manner herein provided.

20.16    Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with duly adopted resolution of the Board of Di rectors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms; and at the time of execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

20.17    Recording. Tenant shall not record this Lease or any memoranda thereof without Landlord's prior written consent.

20.18    Light. Air and View. Tenant agrees that no diminution or shutting off of light air or view by any structure which may be erected (whether or not by Land lord) on property adjacent to the Building shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord ·to Tenant.

20.19    Name. Tenant agrees that it shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises without first obtaining the written consent of Landlord.

20.20    Brokerage. Tenant covenants and represents that it has negotiated this Lease directly with Land lord and has not acted by implication to authorize, nor has authorized, any real estate broker, finder or salesman to act for it in these negotiations other than the Broker (as defined in Paragraph N of the Summary of Lease Terms). Tenant agrees to hold Landlord harmless from and to defend and indemnify Landlord against any and all claims, cost, liability and/or expense (including attorneys' fees and court costs) incurred by Landlord in connection with any claim by any real estate broker or salesman or finder (other than the Broker) for a commission or finder's fee as a result of Tenant's entering into this Lease. The provisions contained herein shall survive the termination of this Lease.

20.21    Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a Lease or otherwise until its execution and delivery by both Landlord and Tenant.

20.22    Estoppel Letter. Tenant shall at any time and from time to time with in ten (10) days following request from Landlord execute, acknowledge and deliver to Landlord a statement in writing and signed by Tenant (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Land lord hereunder, or specifying such defaults

Generic Lease ·Dated 09/14/95    28

if any are claimed, (iii) certifying the date that Tenant entered into occupancy of the Premises and that Tenant is open for business in the Premises, (iv) certifying the amount of the Fixed Rent and the date to which Rent is paid in advance, if any, (v) evidencing the status of this Lease as may be required either by a lender making a loan affecting, or a purchaser of, the Premises or the
Building of any interest of Landlord therein, (vi) certifying the amount of the Security Deposit, if any, (vii) certifying that all building standard improvements to be constructed in the Premises by Land lord, if any, are substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use, and (viii) certifying such other matters relating to this Lease and/or the Premises as may be requested by either a lender making a loan to Land lord or a purchaser purchasing the Premises or the Building, or any interest of Landlord therein, from Landlord . Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or any interest therein. Tenant shall, within ten (10) days following request of Landlord, deliver such other documents including Tenant's financial statements as are reasonably requested in connection with the sale of, or loan to be secured by, the Premises or Building or any interest therein. Tenant's failure to deliver said statement in the time required shall be conclusive upon Tenant that: (i) the Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Land lord's performance and Tenant has no right of offset, counterclaim or deduction against Rent under the Leases; and (iii) no more than one month's Fixed Rent has been pa id in advance.

20.23    No Third Party Beneficiaries. Unless otherwise expressly specified herein, no term, covenant, condition or provision of this Lease shall be construed to be .for .the benefit of any lessee (other than Tenant) or occupant of the Building or any other third party or entity.

20.24    Easements. Landlord reserves the right to grant public utility easements and other rights on, over and under the Premises without any abatement in Rent, provided that such rights do not unreasonably interfere with Tenant's business operations on the Premises.

20.25    Force Majeure. Landlord shall incur no liability to-Tenant, and shall not be responsible for any failure to perform any of Landlord's obligations hereunder, if such failure is caused by reason of strike, other labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or any and all other causes beyond the reasonable control of Landlord. The amount of time for Landlord to perform any of Land lord's obligations shall be extended for the amount of time Landlord is delayed in performing such obligation by reason ·of such force majeure occurrence.

20.26    Survival of Obligations. Any obligations of Tenant accruing prior to the expiration of this Lease shall survive termination of this Lease, and Tenant shall promptly perform all such obligations whether or not the Lease term has expired.

20.27    Landlord's Consent. Except where otherwise provided herein, in any instance where the approval or consent of the Land lord is required, the granting or denying of such approval or consent shall be within the sole and unfettered discretion of the Land lord, and the Landlord shall not for any reason or to any extent be required to grant such approval or consent.

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20.28    Common Areas and Facilities. Land lord may make available to Tenant or tenants, from time to time, exercise facilities, sport courts, lunch rooms, or similar areas. Tenant acknowledges that such facilities may only be used by Tenant and its employees; Tenant shall not permit the facilities to be used by Tenant's vendors, customers, family members, friends, or other persons. All persons using such facilities shall use the facilities at their own risk, and Landlord shall not be responsible for damage or injury. Landlord reserves the right to modify, move, or eliminate such facilities at any time. Landlord further reserves the right to modify, move or eliminate any other common area at any time if Landlord deems it appropriate for reasons of health or safety or for purposes of expanding or contracting existing or future tenant's premises. I

21.    EXCULPATION:

Any liability of Land lord (including without limitation Landlord's partners and their shareholders, affiliates, agents, and employees) to Tenant or any other person shall be limited to the interest of Land lord in the Property. Tenant or any other person claiming through Tenant. agrees to look solely to such interest for the recovery of any judgment against Land lord, it being in tended by the parties that neither Landlord, its partners, and their shareholders, , affiliates, agents and employees, nor any other assets of Land lord or such partners, and their shareholders, affiliates, agents and employees shall be liable for any such judgment.

IN WITNESS W HEREOF, Landlord and Tenant nave executed this Lease the date and year first above written.

THIS IS A LEGAL DOCUMENT. PLEASE READ IT CAREFULLY. IF YOU HAVE ANY QUESTIONS ABOUT IT, YOU SHOULD CONSULT YOUR OWN ATTORNEY. NOTE THAT SOME STATES REQUIRE AN ACKNOWLEDGMENT.

LANDLORD                                TENANT
Research Way Investments                        SIGA Pharmaceuticals

By: __________________                        By: __________________
Its: __________________                        Its: __________________

Generic Lease - Dated 09/14/95             30

ADDENDUM TO COMMERCIAL LEASE

This Addendum is part of the Commercial Lease ("Lease") between RESEARCH WAY I NVESTMENTS, a California limited partnership ("Landlord") and SIGA PHARMACEUTICALS, a Delaware corporation ("Tenant"). To the extent the Addendum contradicts provisions in the Lease, the Addendum shall control.

1.Effective Date; Commencement; Possession. The effective date ("Effective Date") of this Lease is January 1, 1998, which date shall be the Commencement Date of the Lease for all purposes except for commencement of the payment of Fixed Rent and Tenant's Percentage Share of Operating Expenses and Taxes. Tenant shall be entitled to possession of the Premises on January 1, 1998; Tenant shall be entitled to possession of the Premises prior to January 1, 1998, for the limited purpose of preparing plans and permits.

2.Premises; Reserve Space.    The Premises consist of 10,220 square feet of Net Rentable Area, including 1, 8 6 O square feet referred to herein as the "Reserve Space". The Reserve Space is indicated on Exhibit Al as a cross-hatched area. In the event that AntiVirals, Inc. or its successor to its lease ("AntiVirals") is required, by applicable governmental agency, to construct and maintain a corridor through the Premises to the stairwell next to the freight elevator, the Premises shall be reduced by the square footage comprising the corridor (and the Fixed Rent and Tenant's Percentage Share of Operating Expenses and Taxes shall be adjusted accordingly). Tenant shall not be responsible for any portion of the cost or expense of constructing such a corridor.

3.Commencement of Fixed Rent and Share of Operating Costs and Taxes. Tenant's obligation to pay Fixed Rent with respect to the Premises, excluding the Reserve Space, shall commence on April 1, 1998; Tenant's obligation to pay Fixed Rent on the Reserve Space shall commence on the earlier of April 1, 1998, or the commencement date of a sublease of the Reserve Space (or any portion thereof) to a third party. Tenant's obligation to pay its percentage share of Operating Costs and Taxes with respect to the Premises, excluding the Reserve Space, shall commence on the date on which Tenant commences any work in the Premises, including any alteration, construction, or demolition of any portion of the Premises, and in any case no later than April 1, 1998. Tenant's obligation to pay its percentage share of Operating Costs and Taxes with respect to the Reserve Space shall commence on the earlier of September 1, 1998, or the commencement date of a sublease of the Reserve Space (or any portion thereof) to a third party. Prior to the commencement date for Tenant's obligation to pay its percentage share of Operating Costs and Taxes on the Reserve Space, Tenant shall not occupy or use the Reserve Space for any purpose other than storage or preparation of the Reserve Space for occupancy by Tenant or a sublessee.

4.Option to Extend Lease. The initial term of the Lease shall be seven (7) years, commencing on January 1, 1998, and expiring on December 31, 2004 ("Initial Term"). So long as Tenant is not in default in this Lease, Tenant may, at its option, extend the Lease for an additional seven (7) years ("Extended Term") by delivering to Landlord irrevocable written notice of exercise of its option on or before January 1 2004.

5.Annual Increase in Fixed Rent. On January 1, 1999, and on each January 1 thereafter during the Lease, including the Extended Term, if any, the monthly Fixed Rent payable by Tenant shall increase by three percent (3%) of the Fixed Rent paid during the preceding December.

6.	Right of First Refusal on Adjacent Space.

6A. The approximately 7000 square feet of Net Rentable Area indicated as a cross-hatched area on Exhibit A2 (herein referred to as the "First Refusal Area") is part of the premises currently occupied by Health Care Partners ("Health Care Premises"). AntiVirals has a first right of refusal to Lease any portion of the Health Care Premises, except the First Refusal Area. So long as Tenant is not in default in this Lease, Landlord shall not enter into a lease with any third party except Health Care Partners for any portion of the First Refusal Area without delivering to Tenant a written notice ("Landlord's Notice") which gives Tenant the right to lease either the First Refusal Area or the entire portion of the Health Care Premises that would be leased to the third party, on the terms provided herein. The Landlord's Notice shall state the per square foot rate for Fixed Rent which the third party will pay (based on the assumption that the lessee shall also pay its applicable percentage share of Operating Costs and Taxes), the per square foot allowance, if any, for tenant improvements to be provided by Landlord to the third party, the commencement date for the thi rd party lease, the expiration date for the third party Lease, and the approximate amount of square feet in and Location of the portion of the First Refusal Area and the Health Care Premises that the third party desires to lease. Tenant shall have fifteen (15) business days after receipt of Landlord's Notice to deliver written notice to Landlord that: (a) Tenant will exercise its right to lease the First Refusal Area; or (b) Tenant will exercise its right to lease the First Refusal Area but prefers to lease the entire portion of the Health Care Premises desired by the third party. If Tenant fails to timely deliver such written notice to Landlord, Landlord shall have the right to enter into a lease with the third party on the terms stated in Landlord's Notice, and Tenant shall have no further interest in the portion of the First Refusal Area leased to the thi rd party.

6B. If Tenant does timely deliver notice to Landlord of Tenant's exercise of its right to lease the First Refusal Area, then the entire First Refusal Area shall become part of Tenant's Premises as of the commencement date stated in Landlord's notice, and shall be leased by Tenant until the longer of the expiration date stated in Landlord's Notice or the term of this Lease. If the third party desired to lease more than 7000 square feet of the Health Care Premises, then Tenant shall pay Fixed Rent for the First Refusal Area at a rate that is one hundred ten percent (110%) of the rate stated in Landlord's Notice (in addition to the percentage share of Operating Costs and Taxes applicable to the First Refusal Area); if the third party desired to lease 7000 or less square feet, then Tenant shall pay Fixed Rent for the First Refusal Area at the rate stated in Landlord's Notice (in addition to the percentage share of Operating Expenses and Taxes applicable to the First Refusal Area). Landlord shall make available to Tenant the per square foot tenant improvement allowance, if any, as stated in the Landlord's notice. Except as provided above, the terms and provisions of the Lease shall apply to Tenant's lease of the First Refusal Area.

6C. If Tenant does timely deliver notice to Landlord of Tenant's exercise of its preference to lease the entire portion of the Health Care Premises desired by the third party, then Landlord shall immediately take steps to ascertain whether AntiVirals will exercise or waive its first right of refusal on the portion of the Health Care Premises outside the First Refusal Area. If AntiVirals waives its rights, then the entire portion of the Health Care Premises desired by the third party shall become part of the Premises as of the commencement date stated in Landlord's Notice, and shall be leased by Tenant until the longer of the expiration date stated in Landlord's Notice or the term of this Lease. Tenant shall pay Fixed Rent for the new space at the rate stated in Landlord's Notice (in addition to the percentage share of Operating Expenses and Taxes applicable to the new space). Landlord shall make available to Tenant the per square foot tenant improvement allowance, if any, as stated in Landlord's Notice. Except as provided herein, the terms and provisions of the Lease shall apply to Tenant's lease of the new space. If AntiVirals exercises its first right of refusal on the portion of the Health Care Premises outside the First Refusal Area, then the First Refusal Area shall become part of Tenant's Premises on the terms and conditions described in Subparagraph 6B above.

6D. It is understood that in negotiations with third parties to lease space in the Building (including all or portions of the Health Care Premises), Landlord has the right to lease out the First Refusal Area first, even though other unaffected portions of the Health Care Premises and/or other portions of the Building may be vacant and remain vacant.

6E. Notwithstanding any other provision of this Paragraph 6 of the Addendum, if Tenant fails to exercise its option to extend this Lease as provided in Paragraph 4 of this Addendum, then Tenant shall have no further right, under this Paragraph 6, to enter into a lease of the First Refusal Area (or any other portion of the Health Care Premises) after January 2, 2004. If Tenant exercises its option to extend the Lease but has not exercised its right to lease the First Refusal Area before the commencement of the last year of the Extended Term, Tenant shall have no further right, under this Paragraph 6, to enter into a lease of the First Refusal Area (or any other portion of the Health Care Premises), unless the Lease is further extended by mutual agreement of Tenant and Landlord.

7.    (Clarification of Paragraph 7.1 Through 7.3 of Lease). Prior to the Effective Date of this Lease, Landlord shall, as an operating expense, make necessary adjustments, if any, to the Building's heating and air conditioning system in the Premises to cause it to provide adequate heating and air conditioning for normal office use of the office portion of the Premises. Tenant shall, at its cost and expense, make adjustments and installations to the Building's system necessitated by Tenant's construction and demolition activities in the Premises or by the manner in which Tenant partitions the Premises . The electricity used by the heating and air conditioning of the office portion of the Premises shall be paid by all tenants as an operating expense. The thermostat for normal office use shall be within Tenant's control twenty four (24) hours per day. Tenant shall, at its cost and expense, install separate and adequate heating and air conditioning for its laboratory and other non-office use of the Premises and shall install a separate meter or submeter for electricity. The electricity used by the heating and air conditioning for the laboratory and other non-office use shall be paid directly by Tenant when due.

8.    (Clarification of Paragraph 9). Tenant need not obtain Landlord's prior consent for non structural changes which will have no effect on the Building 's systems and which will cost less than $50,000. However, prior to commencing any work Tenant shall deliver to Landlord at least ten (10) days prior written notice specifying t11e nature of the changes .that Tenant intends to make and providing a copy of the proposed plans; Tenant shall permit Landlord the opportunity to post "nonresponsibility" signs in the Premises. As soon as the work is completed, Tenant shall deliver to Land lord written notice specifying the completed work and providing copies of t11e "as-built" plans or specifications for any structural changes. All work by Tenant shall be deemed "Alterations" for all other purposes in Paragraph 9 of Lease. Alterations which are Tenant's trade fixtures and which are listed on Exhibit E attached hereto shall be removed by Tenant prior to expiration or termination of the Lease.

9.    (Clarification of Paragraph 16). Tenant shall have the right to sublet all or any part of the Premises for use as executive or administrative offices wit110ut Land lord 's consent; provided that the sublessee shall not be a governmental agency, governmental office, or governmental entity wit110ut the prior written consent of Landlord. Tenant shall also have the right to assign the Lease or sublet all or any part of the Premises to an affiliate of Tenant wit11out Landlord's consent; an affiliate of Tenant shall mean an entity that controls, is controlled by, or is under common control with Tenant. Tenant shall deliver prior written notice of the proposed assignment or sublease to Landlord , together with a copy of the sublease or assignment that will affect the transfer.

10.    (Replacement Paragraph 17.1). Landlord represents to Tenant that, as of the Effective Date of this Lease, there are no existing ground leases and that the only existing mortgage or trust deed affecting the Premises, Building, or the land upon which the Building is situated is held by Washington Federal Savings & Loan ("Existing Lender"). Landlord further represents that, to Landlord's knowledge, its loan from Existing Lender is free from default. This Lease, at the option of Existing Lender, shall at all times be subject and subordinate to the existing loan. Within thirty (30) days of the Effective Date of this Lease, Landlord shall arrange for the mutual execution by Existing Lender and Tenant and shall deliver an instrument, in the form required by Existing Lender, evidencing the continued subordination and containing written confirmation of non-disturbance of Tenant (i.e., that so long as Tenant is not in default under the Lease, the Lease shall not be terminated by any foreclosure or trustee's sale of the existing loan or trust deed, or deed in lieu thereof). 111e instrument evidencing subordination and confirming nondisturbance shall be recorded, at Tenant's expense, in Benton County records within thirty (30) days of execution and delivery.

In the event that future lenders or ground lessees desire to have this Lease be subordinate to any future grounds leases, mortgages, or deeds of trust which affect the Premises, the Building, or the land upon which the Building is situated or on or against the Landlord 's interest or estate therein, Tenant shall, within ten (10) days of Landlord's written request, execute and deliver an instrument evidencing the subordination, in the form required by such lenders or ground lessees; provided, that such future lenders and/or ground lessees shall provide Tenant, in said instrument, with written confirmation of non-disturbance as a condition to obtaining such subordination. Such instruments shall be recorded, at Tenant's expense, in Benton County records within thirty (30) days of execution and delivery.

Simultaneously with execution of this Lease, Tenant shall execute and deliver to Landlord an original of the statutory quitclaim deed attached to this Lease as Exhibit F. Landlord shall be entitled to record the quitclaim deed upon expiration or earlier termination of this Lease. Tenant shall, at Landlord's request, execute replacement quitclaim deeds naming other grantees, addresses, etc. from time to time.

11.    (Clarification of Paragraph 20.20) . Landlord covenants and represents to Tenant that no real estate broker, finder, or salesman claiming through Landlord, other than Broker, has a claim for a commission or finder's fee in connection with this Lease. Landlord agrees to hold Tenant harmless from and to defend and indemnify Tenant against any and all claims, cost, liability and/or expense (including attorneys' fees and court costs) incurred by Tenant in connection with any claim by any real estate broker, finder, or salesman claiming through Landlord in connection with this Lease.

12.    Broker's Commission. In the event that Tenant exercises its right to lease additional space (whether the First Refusal Area or other portion of the Health Care Premises) as provided in Paragraph 6 of this Addendum, at the commencement of the lease term of the additional space Landlord shall pay to Jacobsma & Associates ("Broker"), at P.O. Box 1833, Paso Robles.CA 93447 or such other address of which Broker notifies Landlord in writing, a commission equal to six percent (6%) of the Total Proceeds (defined below) to be paid by Tenant on the additional space over the entire lease term for the additional space. In the event Tenant exercises its option to extend this Lease, at the commencement of the Extended Term Landlord shall pay to Broker a commission equal to three percent (3%) of the Total Proceeds to be paid by Tenant during the Extended Term. As used in this Paragraph, Total Proceeds means the Fixed Rent plus the estimated payments of Operating Expenses and Taxes. Broker is the intended beneficiary of this Paragraph; this Paragraph cannot be modified or deleted without Broker's written consent; Broker shall have the right to enforce this Paragraph by legal action and, if Broker prevails in such legal action, Landlord shall reimburse Broker for its attorneys' fees and costs incurred in such legal action.

13.    Portable, Partitions and Furniture.    In the event Tenant desires to rent portable office partitions and/or office furniture owned by Landlord, Landlord and Tenant shall enter into a separate rental agreement specifying the inventory of items to be rented, the term of the rental agreement, the monthly rent, and other provisions mutually acceptable to Landlord and Tenant. It is understood that Tenant shall be responsible for installation and assembly of any portable office partitions rented from Landlord.

14.    Health Care Partners Access To and From Freight Elevator. Tenant will allow, with reasonable advance notice during business hours or at other times by special arrangement, Health Care Partners and/or any subsequent tenant to have access through their non-lab space for the purpose of transporting supplies and/or equipment to and from the freight elevator and for emergency evacuation if required by local governing authorities.

UNTIL A CHANGE IS REQUESTED ALL TAX STATEMENTS SHALL BE SENT TO THE FOLLOWING ADDRESS:

Research Way Investments
PO Box 1833
Paso Robles CA 93447

AFTER RECORDING RETURN TO:

Research Way Investments
PO Box 1833
Paso Robles CA 93447

Statutory Quitclaim Deed

SIGA Pharmaceuticals, a Delaware corporation ("Grantor") releases and quitclaims to Research Way Investments, a California limited partnership ("Grantee") all right, title, and interest in and to the following described real property: Lot 1, Block 2, S.R.P. ADDITION, Benton County, State of Oregon.

The true consideration for this conveyance, stated in terms of dollars, is $ -0-; the actual consideration consists of or includes other property or value given or promised, which is the whole consideration.
- -
THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COU NTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.

Dated this 23rd day of December, 1997

State of New York
On this 13th day of December, 1997, before me personally appeared David de Weese, who being duly sworn did state that he is the President of SIGA Pharmaceuticals, a corporation, and acknowledged the foregoing instrument was executed on behalf of the corporation by authority of its board of directors, and the execution of the foregoing instrument is the voluntary act and deed of the corporation.

Notary Public of New York
My Commission expires:

EXHIBIT B

RULES AND REGULATIONS

1.
No awnings or other projections shall be attached to the inside or outside walls or windows of the Premises. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the space demised to any Tenant.

2.	No sign, adve11isement, object notice, or other lettering shall be exhibited, inscribed, painted or affixed on any pa11of the outside or inside of the space demised to any Tenant or of the Premises, without the express written consent of the Landlord.

3.
The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweeping, ru bbish, rags, or other substances (including, without limitation, coffee grounds) shall be thrown herein.

4.
Neither Tenant nor any of Tenant's agents, servants, employees, .contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance other than those substances in reasonable quantities, customarily used in Tenant's operations and as long as these substances are used in accordance with applicable local, state and Federal regulations.

5.
No Tenant shall mark, paint, drill into, or in any way deface, any part of the Premises or the Property. No boring, cutting, or stringing of wires shall be permitted unless previously approved by Landlord.

6.
No cooki ng shall be done or permitted in the Premises by any Tenant without prior written consent from Landlord. No Tenant shall cause or permit any unusual or objectionable odors to emanate from the space demised to such Tenant.

7.	Neither the whole nor any part of the space demised to any Tenant sha ll be used for the storage of merchandise, or for the sale of merchandise goods, or property of any kind at auction.

8.
No additional locks or bolts of any kind shall be placed upon any of the doors or windows in the space demised to any Tenant, nor shall any changes be made in locks or mechanism thereof other than what may be required by applicable local, state and Federal regulations. Each Tenant must, upon the termination of his tenancy, restore to Land lord a l l keys, either furnished to, or otherwise procured, by such Tenant, and in the event of the loss of any such keys, such Tenant shall pay Land lord the reasonable cost of replacement keys.

9.
All removals from the Building, or the carrying in or out from the Premises of any safes, freight, furniture, or bulky matter of any description must take place during such hours and in such manner as Landlord or its agents may determine from time to time. Land lord reserves the right to i inspect all freight to be brought into the Premises and to exclude from the Premises all freight which violates any of these rules and regulations of the provisions of such Tenant's Lease.

10.
No Tenant shall use or occupy or permit any portion of the Premises to be used or occupied for the storage, manufacture, or sale of liquor, narcotics or drugs. No Tenant shall engage or pay any employees of Land lord or Land lord's agents.

11.	No part of the whole of the sidewalks, parking area, entrances, passages, courts, or vestibules of the Premises shall be obstructed or encumbered by any Tenant or used for any other purpose other than ingress and egress to and from the space demised to such Tenant.

12.    Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Premises or its desirability, and upon notice from Land lord, such Tenant shall refrain from or discontinue such advertising.

13.    Each Tenant, before closing and leaving the space demised to such Tenant at any time, shall see that all entrance doors and Property security gates are locked.

14.    Land lord reserves the right to control and operate the public portions of the Property and the pu blic facilities, as well as facilities furnished for the common use of the Tenants, in such manner as it deems best for the benefit of the Tenants generally.

15.    No space demised to any Tenant shall be used, or permitted to be used, for lodging, or sleeping or for any immoral or illegal purposes.

16.    The requirements of Tenants will be attended to only upon application at the office of the Landlord. Building employees shall not be required to perform, and shall not be requested by any Tenant to perform any work outside of their regular duties, unless under specified instructions from the office of Landlord.

17.    Canvassing, soliciting, and peddling on the Premises and the Property are prohibited, and each Tenant shall cooperate in seeking their prevention.

18.    There shall not be used in the Building, either by Tenant or by its agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and other safeguards as Land lord may require.

19.    No animals of any kind shall be brought into or kept about the Premises or Property by any Tenant.

20.    No Tenant shall place, or permit to be placed, on any part of the floor or floors of the space demised to such Tenant a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

21.    No vending machines shall be permitted to be placed or installed in any part of the Premises by any Tenant without written approval from the Landlord.

22.    No radio or television antenna or other device shall be erected on the roof or exterior wall of the Premises without first obtaining in each instance the-Landlord' s consent in writing. Any antenna or device installed without such written consent shall be subject to removal at Tenant's expense without notice at any time.

23.    No loud speakers, television, phonographs, radios, tape players, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord.

24.    The plum bi ng facilities shall not be used for any other purpose than that for which they are constructed; no foreign substance of any kind shall be thrown therein, and the expense of any breakage , stoppage, or damage resulting from a violation of this provision shall be borne by Tenant. If there is no plumbing in Tenant's Premises, but in the Common Area only, then the plumbing will be maintained and repaired by the Land lord, unless otherwise stated.

25.    The Common Area hallways, if applicable, shall be kept free and clear from any inventory, merchandise, stored materials, or materials being received.

26.    Tenant shall not burn any trash or garbage of any kind in or around the Premises.

27.    Tenant shall keep and maintain the Premises (including without l imitation, exterior and interior portions of all windows, doors, and all other glass) in a neat and clean condition.

28.    Tenant shall not install, operate or maintain in the Premises any electrical equipment which does not bear underwriter's approval, or which would overload the electrical system or any part thereof beyond its capacity for proper and safe operation as determined by Landlord.

29.    Tenant shall not suffer, allow or permit any vibration, noise, light, odor, or other effect to emanate from the Premises, or from any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise interfere with the safety, comfort and convenience of Land lord or any of the other tenants of the Property.

30.    Land lord reserves the right, at any time and from time to time to rescind, alter, or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord's judgment , for its best interests or for the best interests of the Tenants and the Property.

EXHIBIT F (page 2 of 2)

On this    day of    , 199_, before me personally appeared
---------------, who being duly sworn did state that he is the of SIGA Pharmaceuticals, a corporation, and acknowledged the foregoing instrument was executed on behalf of the corporation by authority of its board of directors, and the execution of the foregoing instrument is the voluntary act and deed of the corporation.

Notary Public for Oregon
My Commission expires:

EXHIBIT F (page 1 of 2)

UNTIL A CHANGE IS REQUESTED ALL TAX STATEMENTS SHALL BE SENT TO THE FOLLOWING ADDRESS:

Research Way Investments PO Box 1833
Paso Robles CA 93447

AFTER RECORDING RETURN TO:

Research Way Investments PO Box 1833
Paso Robles CA 93447

Statutory Quitclaim Deed

SIGA Pharmaceuticals, a Delaware corporation ("Grantor") releases and quitclaims to Research Way Investments, a California limited partnership ("Grantee") all right, title, and interest in and to the following described real property: Lot 1, Block 2, S.R.P. ADDITION, Benton County, State of Oregon.

The true consideration for this conveyance, stated in terms of dollars, is $ -0-; the actual consideration consists of or includes other property or value given or promised, which is the whole consideration.

THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.

Dated this _ day of    , 199_.

SIGA Pharmaceuticals, a Delaware corporation

By:
Title:

Exhibit C

REAL PROPERTY DESCRIPTION

Lot 1, Block 2, S.R.P. ADDITION, Benton County, State of Oregon

EXHIBIT D

LIST OF TRADE FIXTURES

SIGA Lease

Lease Abstract

1.

a.	Name of Tenant:

b.	D/B/A:

c.	Name of Tenant’s Representative:

d.	Present Address of Tenant:

e.	Billing Address if Other than Demised Premises:

f.	Notice Address if Other than at Building or Additional Party and Address to Which is to be Given:

2.

a.	New Lease

b.	Lease Amendment

c.	Lease Extension

d.	If extension of amendment of lease:

i.	Date of original lease:

ii.	Parties:

iii.	Premises:

iv.	Expiration:

3.	Premises

a.	Building Address:

b.	Floor:

c.	Number of Square Feet:

d.	Suite Number:

4.	Date of Execution: January, 1, 1998

5.	Use: General and Executive Offices

6.	Possession date:

7.	Rent commencement date:

a.	Firm: X Date: April 1, 1998

b.	Conditioned on Completion of Work By:
Landlord ___________Tenant_________

c.	Commencement Date Agreement Required:
Yes:            No: X

8.	Expiration date: December 31, 2005

9.	Fixed Rent:

a.	From: April 1, 1998 to December 31, 1998 $7,548.06 per month in year one with 3% annual increases thereafter on each January 1.

b.	From _____ to _____ $ ______

c.	Electric included at $_____foot

d.	Electric not included ______

10.	Security

a.	Amount: $23,418.34

b.	Deposited as: Cash: X Letter of Credit: ____

c.	Interest Bearing: Yes ___ No X

11.	Air Conditioning

a.	Package: Yes___ No____

b.	Central: Yes___ No____

c.	Window Units: Yes___ No___

d.	Maintained by: Landlord____ or Tenant____

e.	Cost of Operation Paid for by: Landlord____ or Tenant____

12.	Cleaning Included: Yes___ No___

13.	Alterations to be Performed by: Landlord____ Tenant____ Both___

14.

a.	Date by which Plans and Specifications or other Information are to be Submitted by Tenant:_____________

b.	Period of Time for Landlord’s response to tenant’s submission: ___days Not Stated____

c.	Other Provisions

15.	Escalation:

a.	Base Tax Year: payable monthly commencing no later than April 1, 1998 (or earlier upon commencement of SIGA’s work)

b.	Base Labor Year: _______

c.	Base Energy Year: _________

d.	Base Expense Year: payable monthly in same manner as real estate taxes

e.	Ground Rent Base Year: _________

f.	Tenant’s Percentage: _________

g.	Can Landlord switch back and forth from RE Taxes, Energy, and Porter Wage to Actual Operating Expenses: Yes__________ No ___________

h.	If Ability to Switch in (f) above is Limited, How many times can Landlord Switch: __________

i.	Are Escalations based solely on actual operation expenses: Yes_____No_____

16.	Option(s) to Extend: Yes: X No____

a.	Required Date of Notice From Tenant: no later than January 1, 2004

b.	Number of Years: 7

c.	Number of Options: 1

d.	At Fixed Rent: X

e.	Rent to be determined: _____________

17.	Option to lease additional space: Yes: X No: ___

a.	Location of Additional Space: second floor space currently occupied by Health Care Partner.

b.	Square footage: approximately 7,000 sq.ft.

c.	Date for Exercise by Tenant: right of first refusal

18.	Option by Tenant to Terminate: Yes____ No: X

a.	Date by which notice must be given: _______

b.	Payment by tenant upon termination: _______

19.	Option by Landlord to Terminate: Yes____ No: X

a.	Date by which notice must be given:_______________

20.	Insurance:

a.	Amount: $5,000,000

b.	Special provisions with respect to restoration or rights to terminate: ____

21.	Assignment and Subletting:

a.	Standard take back: Yes ____ No:X

b.	Landlord’s share of profits:___________

c.	Special Provisions: SIGA has right right to assign or sublet demised premises without landlord’s consent provided certain criteria are met

22.	Restrictions contained in this lease for the leasing of any other space: Yes ___ No: ___
If yes, describe: ______

23.	Late payment provisions_____________________________________

24.	Other fixed charge to be paid by tenant: ________________________________________________________________________________________________________________________________________________

25.	Real estate broker: ________________________________

26.

a.	Mortgagee approval of lease required:
Yes: ______ No: X
If yes, required date for approval: ___________

b.	Non-disturbance required:
Yes: X No: ______
If yes, required date for approval: February 1, 1998

SECOND ADDENDUM TO COMMERCIAL LEASE

This Second Addendum is pa.it of the Commercial Lease, with a first Addendum (the Commercial Lease and first Addendum being referred to herein as "Lease"), between RESEARCH WAY INVESTMENTS, a California Limited Partnership ("Landlord") and SIGA PHARMACEUTICALS, a Delaware Corporation (''Tenant"). To the extent this Second Addendum contradicts provisions in the Lease, this Second Addendum shall control.

1.
Termination of Reserve Space. Subject to Section 3 below, Tenant shall relinquish possession of the Reserve Space as provided below. Upon vacation of the Reserve Space, Tenant shall have no further obligation or responsibility under the Lease with respect to the Reserve Space, except that Tenant shall continue paying fixed Rent and Tenant's Percentage Share of Operating Expenses and Taxes on the Reserve Space until March 15, 2002.

1.
Termination of First Refusal. Subject to Section 3 below, Tenant's rights with respect to the first Refusal Area shall terminate on the date that Tenant relinquishes possession of the Reserve Space pursuant to this Second Addendum.

2.
Contingency on Landlord's New Lease. Sections l and 2 above are contingent upon Landlord entering into a lease with Interlogix for space in the Building which includes the Reserve Space. Tenant shall not be required to relinquish possession of the Reserve Space until Landlord notifies Tenant that such a lease has been consummated, but Tenant shall relinquish possession of the Reserve Space within twenty four (24) hours of receiving such notice from Landlord.

4. Lease Remains Valid. Except as set forth.in this Second Addendum, the terms and provisions of the Lease remain unchanged and in °full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Addendum in duplicate on the dates indicated below.

RESEARCH WAY INVESTMENTS,
a California Limited Partnership

Its:.
General Pa1iner
Date:..

SIGA PHARMACEUTICALS,
a Delaware Corpora6on

JACOBSMA & ASSOCIATES
Real Estate Investments &Exchanges
P.O. Box 1833 Paso Robles> California 93447     (805) 239-3090

FAX COVER
141 001

DATE:    January 18, 2002

TO:    Thomas Konatich COMPANY:    SIGA
FROM:    Rex Jacobsma
# of PAGES : 7
(including cover sheer)

FX #: 212-697-3130

PH #:

SUBJECT:	First Right of Refusal & Second Addendum to Lease Research Way Technology Center, Corvallis, Oregon

Please feel free to give me a call if you have any questions.

Sincerely,

RESEARCH WAY INVESTMENTS
a California Limited Partnership
P.O. Box l 833 Paso Robles, California 93447     (805) 239-3090

January 18, 2002

Thomas N. Konatich
SIGA Technologies, Inc.
420 Lexington Avenue, Suite 620 New York, NY 10170

Sent via facsimile: (212) 697-3130
and US Mail

Re: First Right of Refusal on 7,000 Square Feet “First Refusal Area"
Research Way Technology Center, Corvallis, Oregon

Dear Tom:

I am notifying you, as per the terms of the First Right of Refusal in the "First Refusal Area» of your lease, that I have a tenant that wants to lease the space as shown on the floor plans attached (Exhibit A) under the following basic terms and conditions:

1.	The initial term will be 3 years with three 3-year options.

2.	The lease rate will start out at $1.13/psf/month and have annual 3% adjustments every January 1st

3.	Estimated CAM charges and operating expenses for 2002 arc $0.45/psf/month.

4.	Tenant will take the space in its existing condition and pay for their own Tenant Improvements.

5.	Tenant gets $1,388.88/month rent credit for the first 36 months for a total rent credit of $50,000.

6.	Rent Commencement Date is scheduled to be on or about March 15, 2002.

Please let me know if SIGA Pharmaceutical would like to exercise its option to lease this space or the "First Refusal Area" as shown on Exhibit A, on the above mentioned terms, at your earliest convenience. I would appreciate your prompt response. Please call if you have any questions.

Sincerely,

Rex Jacobsma

EXHIBIT A FLOOR PLAN
Interlogix Premises Upstairs

Exhibit A

FLOOR PLAN

Interlogix Premises Downstairs

RESEARCH WAY INVESTMENTS
a California Limited Partnership
P.O. Box 1833 Paso Robles, California 93447     (805) 239-3090

January 18, 2002

Sent via facsimile: (212) 6973130 and United States Postal Service

Thomas N. Konatich SIGA Technologies, Inc.
420 Lexington Avenue, Suite 620 New York, NY 10170

Re: SECOND ADDENDUM TO COMMERCIAL LEASE
Research Way Technology Center, Corvallis, Oregon

Dear Tom:

Enclosed are two originals of the addendum to the lease signed by me regarding the termination of the Reserve Space. Also enclosed is the First Right of Refusal letter regarding the leasing of the space as described in the letter.

Please sign both originals of the addendum and fax an executed copy back to my office. Send one executed original by return mail. Keep one original with your lease.

Please fax your respond to the First Right of Refusal letter (it could be just a short note on the letter itself). We just need something in our files that indicated you didn't want the space.
I’m sorry I wasn't be able to get this to you sooner. Our attorney just finished this about 2 hours ago (approximately 5:30 p.m. Eastern time). I’ll be traveling from the 19th to the 30th of January, but can be reached on my cell phone (805) 610-6786. Please feel free to give me a call if you have any questions. Thank you for your quick
Sincerely,

Rex Jacobsma

THIRD ADDENDUM TO COMMERCIAL LEASE

This Third Addendum to Commercial Lease ("Third Addendum") is entered into this sixteenth day of July, 2004 ("Effective Date") and is part of the Commercial Lease, with a first Addendum ("First Addendum") and second Addendum ("Second Addendum") (collectively "Lease") entered into by and between RESEARCH WAY INVESTMENTS, a California Limited Partnership ("Landlord") and SIGA TECHNOLOGIES, INC., a Delaware corporation ("Tenant") for commercial office space on or about January 1, 1998. To the extent the provisions of this Third Addendum contradicts provisions in the Lease, this Third Addendum shall control.

RECITALS

A.
Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord approximately nine thousand six hundred seventy-seven (9,677) square feet of net rentable area ("Net Rentable Area") in that ce1tain building located and addressed at 4575 S. W . Research Way, Corvallis, Benton County, Oregon, more particularly described in the Lease ("Building");

B.	Landlord and Tenant executed the First Addendum concurrently with the execution of the Lease. Tenant and Landlord executed the Second Addendum on or between January 18 and January 22, 2002;

C.
Landlord and Tenant were both aware of and acknowledge that Tenant has been using an additional sixty-six (66) square feet of Net Rentable Area located in the northeast corner of the first floor of the Building since the commencement date of this lease. The Additional Net Rentable Area was not previously included in Tenant's Net Rentable Area under the Lease and is more pa1ticularly identified in the floor plan identified as Exhibit A attached hereto;

D.
On April 1, 2003, Tenant occupied an additional three hundred sixty (360) square feet of Net Rentable Area on the first floor of the Building which is more particularly identified in the floor plan and also shown on Exhibit A attached hereto ("Expansion Area"); and

E.
Landlord and Tenant have determined that it is desirable to amend the original calculation of Tenant's share of electrical and natural gas costs under the Lease and to amend Tenant's right to extend the term of the Lease .

NOW, THEREFORE, in consideration of the mutual covenants and conditions stated herein, Landlord and Tenant agree as follows:

1.    Additional Net Rentable Area . Pursuant to the Lease and this Third Addendum, Tenant shall reimburse Landlord for all rent and other payments due and payable on the Additional 66 square feet of Net Rentable Area (Shown on Exhibit A attached) from January 1, 1998 through the Effective Date within sixty (60) days of the Effective Dare and shall hereafter make timely payments regarding the Additional Net Rentable Area pursuant to the Lease. The lease rate for the 66 square feet will be the same as Tenant was paying for the rest of its space.

2.    April 1, 2003 Expansion.    Tenant agrees that the fixed rent for the Expansion Area, approximately 360 square feet, is One Dollar and 15/l00 ($1.15) per square foot per month triple net as of April I , 2003. Additionally, Tenant shall be responsible for its proportionate share of operating costs associated with the additional 360 square feet pursuant to Section 5.2(a) of Lease. Tenant further agrees that the fixed rent shall increase by three percent (3%) per annum on January 1, 2004. On October Ist, 2004 the Expansion Area rent shall be set per Section 5 below. Tenant shall pay all rent and other payments due and payable pursuant to the Lease and this Third Addendum for the Expansion Area within sixty (60) days of the Effective Date.

3.     Amendment of Section D of Summary of Lease Terms. As of the Effective Date, Section D of the Sum ma1y of Lease Terms shall be amended as follows (New language set forth in italics):

Total Net Rentable Area of approximately eight thousand two hundred forty three (8,243) ± square feet comprised of approximately seven thousand eight hundred seventeen (7,817) ± square feet of Net Rentable Area located on the second floor in that certain Building located and addressed at 4575 S. W. Research Way, (the "Building"), an additional sixty-six (66) square feet of Net Rentable Area located in the northeast comer of the first floor of the Building, and an additional three hundred sixty (360) square feet of Net Rentable Area on the first floor of the Building, situated on real property described in Exhibit C ("Property"). The Net Rentable Area of the Building is ninety-one thousand two hundred forty-eight (91,248) square feet as of 111/2004.

4.    Amendment Regarding Certain Utilities. Effective February 1, 1999, Section 5.2(a) of the Lease shall be amended as follows (New language set forth in italics):

In addition to the fixed rent payable during each calendar year or any portion thereof, during the term of this Lease, Tenant shall pay Tenant's proportionate share of the amount of operating costs and real property taxes paid or incurred by Landlord in such year or any portion thereof ("Tenant's Percentage Share of Operating Costs and Taxes") (as shown in Paragraph I of the Summary of Lease Terms). Except for the cost of electricity and natural gas, Tenant's percentage share has been and shall be computed by dividing the amount of Tenant's Net Rentable Area by the amount of Net Rentable Area for the entire building. With respect to the cost of electricity and natural gas, Tenant's percentage share has been and shall be computed by dividing the amount of Tenant 's Net Rentable Area by the amount of Net Rent able Area for the entire Building that is occupied by Tenants. In the event that either Tenant's Net Rentable Area or the Building's Net Rentable area occupied by Tenants is changed, Tenant 's Percentage Share of Operating Costs and Taxes shall be appropriately adjusted by Landlord. Such adjustment to be conclusive and binding on Tenant. If such change occurs during any calendar year, Tenant's Percentage Share of Operating Costs and Taxes shall be determined for the calendar year on the basis of the number days during such calendar year each such percentage is applicable.

5.    Modification of Option Terms and Extension of Lease. Tenant has elected not to exercise Tenant's option to extend the Lease for an additional seven (7) year period pursuant to Section 4 of the First Addendum and Section E of the Summary of Lease Terms and hereby waives any right to exercise such option. Tenant and Landlord have mutually agreed to extend the term of the Lease for an additional three (3) years beginning on January I, 2005 with such term to expire on December 31, 2007. Tenant and Landlord agree that the fixed rent for all the Net Rentable Area leased by tenant as of October 1, 2004 shall be One Dollar and 25/100 ($1.25) per square foot triple net per Section 3 of the First Addendum, Section 3.1 of the Lease and Section F of the Summary of Lease Terms, with such rent to increase annually on January 1 of each year thereafter by three percent (3%) per annum. So long as Tenant is not in default in this Lease, Tenant may, at its option, have two additional options to extend the Lease for two additional option terms of one (1) year for the first option and three (3) years for the second option by delivering to Landlord an irrevocable written notice of its intent to exercise its option on or before July 1, 2006 for the first option, and on or before July 1, 2007 for the second option.

6.    Landlord to provide a detailed accounting of the building Operating Expenses and Costs and Taxes showing the Tenant’s percentage share of Operating Costs and Taxes for the Period January 1, 2000 through December 31, 2004 incorporating the agreements made herein within 60 days of the Effective Date of this amendment. Any credits or charges will be applied to Tenant's account at that time.

7.    Effective January 1, 2004 the new monthly fixed rent should be $7,755.99:

(7,883 square feet x $.93 per square foot = $7,331.19 per month NNN +
360 square feet x $1.18 per square foot = $ 424.80 per month NNN =
$7,755.99 per month NNN)
Original Sq. Ft. 9,677 - 1,860 (given up in 2002) + 66 (see #1 above) + 360 (see
#2 above) = 8,243 sq. ft. today

8.    Effective October 1, 2004, the new monthly fixed rent should be $10,303.75/month. (8,243 sq. ft. X $1.25 sq. ft. I month = $10,303.75). Net rents would not be increased by 3% until January 1, 2006, but would adjust on January 1 of each year thereafter by three percent (3%) per annum.

9.    Except as set forth in this Third Addendum, the terms and provisions of the Lease remain unchanged and in full force and effect.

EXHIBIT A
SIGA Expension Area

MACHINE SHOP
ELECT SW ROOM
MECHANICAL ROOM
ATRIUM
ELEV.
CONF. RM.
ATRIUM
CONF. RM.
CONFERENCE ROOM
LOBBY

FOURTH ADDENDUM TO COMMERCIAL LEASE

This Fourth Addendum to Commercial Lease ("Fourth Addendum") is entered into by and between RESEARCH WAY INVESTMENTS, a California limited partnership ("Landlord") and SIGA TECHNOLOGIES, Inc., a Delaware corporation ("Tenant") and is effective as of October 1, 2004 and is intended to modify that certain Commercial Lease, First Addendum to Commercial Lease ("First Addendum"), Second Addendum to Commercial Lease ("Second Addendum"), and Third Addendum to Commercial Lease ("Third Addendum") entered into by and between Landlord and Tenant on or about January 1, 1998. The Commercial Lease, First Addendum, Second Addendum and the Third Addendum shall hereinafter be collectively referred to as the "Lease". The Lease is herein modified as follows:

RECITALS

A.Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord nine thousand six hundred seventy-seven (9,677) square feet of net rentable area ("Net Rentable Area") in that certain building owned by Landlord and located at 4575 S.W. Research Way, Corvallis, Benton County, Oregon, more particularly described in the Lease ("Building");

B.Landlord and Tenant concurrently with the execution of the Lease executed the First Addendum thereby clarifying certain terms set forth in the Lease;

C.Landlord and Tenant executed the Second Addendum on or about January 22, 2002, whereby Tenant terminated Reserved Space and its First Refusal Area as more particularly set forth in the Second Addendum;

D.On or about July 16, 2004, Landlord and Tenant executed the Third Addendum whereby the parties memorialized that Tenant had occupied sixty-six (66) additional square feet of net rentable area since the commencement date of the Lease, and that Tenant had occupied three hundred sixty (360) additional square feet of net rentable area on the first floor of the Building since on or about April 1, 2003. Additionally, Landlord and Tenant amended certain utility rights and modified option terms set forth in the Lease;

E.Landlord and Tenant now desire to amend the Lease to add ni ne thousand eight hundred eighty-four (9,884) square feet of net rentable area located on the first floor of the Building (see Exhibit A, attached) effective as of October 1, 2004. Additionally, Land lord and Tenant desire to confirm that the occupancy of the additional nine thousand eight hundred eighty-four (9,884) square feet is for three (3) years with one (1) one year option and one (1) three year option.
NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, Landlord and Tenant agree as follows:

1.    Additional Net Rentable Area. The Net Rentable Area of the Premises is comprised of seven thousand eight hundred seventeen (7,817) feet of Net Rentable Area located on the second floor of the Building, and additional sixty-six (66) square feet of Net Rentable Area located in the northeast corner of the first floor of the Building and an additional three hundred sixty (360) square feet of Net Rentable Area on the first floor of the Buildi ng, plus an additional ni ne thousand eight hundred eighty-four (9,884) square feet on the west side of the first floor of the Building, for a total Net Rentable Area of eighteen thousand one hundred twenty -seven (18,127) square feet. The Net Rentable A rea includes the additional nine thousand eight hundred and eighty four (9884) square feet occupied by the Tenant as of October 1, 2004. All of the referenced square footage shall hereinafter be collectively referred to as the Net Rentable Area. The nine thousand eight hundred eighty-four (9884) square feet of Net Rentable Area leased as of October 1, 2004 includes forty-five percent (45%) of the "L" shaped hallway (which is adjacent to Tenant's space) and forty-five percent (45%) of the new men's and women's restrooms off of the above mentioned hallway.

2.    Monthly Fixed Rent. Effective October 1, 2004, the new monthly fixed rent for the Net Rentable Area shall be twenty two thousand six hundred fifty-eight dollars and seventy-five cents ($22,658.75), calculated as follows:

7,883 square feet            x    $1 .25 per square foot        $ 9,853.75 per month
360 square feet            x    $1 .25 per square foot        $450 per month
9,884 square feet            x    $1.25 per suare foot        $12,355 per month

18,127 square feet TOTAL        x    $1 .25 per square foot        $22,658.75 per annum

3.    Monthly Fixed Rent Increase. The Monthly Fixed Rent for the entire Net Rentable Area shall be increased by three percent (3%) on January 1, 2006, and on January 1st of each year thereafter throughout the term of this Lease and any extensions thereof.

4.    Acceptance of Expansion Space. Tenant accepts the additional Net Rentable Area in its presently existing condition and represents and warrants that it is acceptable to them, and Tenant shall be responsible for any and all costs involved in renovating expansion space to their specifications except for any items mutually agreed upon in writing by Landlord. Tenant shall have immediate access to the additional Net Rentable Area for space planning and for installation of Tenant improvements through and including September 30, 2004, at no cost to Tenant. The monthly rent set forth in paragraph 2 above for the expansion space, shall commence on October 1, 2004.

5.    Use of Landlord's Personal Property. Tenant shall have the right to use any and all office furniture and cubicles that Land lord owns at no cost or expense to Tenant for the entire term of the Lease, including all options, at no cost to Tenant.

6.    Payment of Tenant's Prior Years Percentage Share of Operating Expenses and Taxes. Tenant agrees to pay its unpaid percentage share of Property Operating Expenses and Taxes of the past three years (2002, 2003, 2004) within 30 days of receipt of Landlord' s reconciliation of said accounts.

7.    Effect of Addendum . Except as modified by the terms of this Fourth Addendum, the Lease shall continue in full force and effect, In the event of any conflict between the terms of this Fourth Addendum and the Lease, the terms of this Fourth Addendum shall control.

RESEARCH WAY INVESTMENTS,        SIGA TECHNOLOGIES, INC
a California limited partnership            A DELAWARE CORPORATION

FIFTH ADDENDUM TO COMMERCIAL LEASE

This Fifth Addendum to Commercial Lease ("Fifth Addendum") is entered into by and between RESEARCH WAY INVESTMENTS, a California Limited Partnership ("Landlord") and SIGA TECHNOLOGIES, INC., a Delaware Corporation ("Tenant") and is effective as of January I , 2007, and is intended to modify that certain Commercial Lease entered into in or about January 1, 1998, First Addendum to Commercial Lease ("First Addendum"), Second Addendum to Commercial Lease ("Second Addendum"), Third Addendum to Commercial Lease ("Third Addendum"), Fourth Addendum to Commercial Lease ("Fourth Addendum"), entered into by and between Landlord and Tenant on various dates since January 1, 1998. The Commercial Lease, First Addendum, Second Addendum, Third Addendum, and the Fourth Addendum shall hereinafter be collectively referred to as the "Lease". The Lease is herein modified as follows:

Now, therefore , in consideration of the following covenants and conditions set forth herein, Landlord and Tenant agree to modify and extend the Lease under the following terms and conditions as follows:

1.    Initial Rent Payment. ·Tenant shall pay $262,498.22 as payment in full towards the outstanding balance owed to Landlord upon the signing of this Fifth Lease Addendum. The outstanding balance owed to Landlord after the receipt of
$262,968.22 shall be considered paid in full with the signing of this amendment.

2.    Estimated Fixed Rent and Tenant's Share of Operating Expenses, Taxes, and Insurance . $36,979.08 is the amount of estimated fixed rent and Tenant's estimated share of operating expenses, taxes and insurance due January 1, 2007. Tenant agrees to promptly pay said amount on or before due date. This monthly amount due will be subject to the late fees and interest charges as specified in the lease if not paid when due.

3.    Monthly Fixed Rent.    Effective January 1, 2007, the new fixed rent for the net rentable area shall be $26,102.88, calculated as follows: 18,127 sq ft X $1.44 per sq ft = $26,102.88 per month NNN.

4.    Extension of Lease Term. The term of this lease is to be extended to December 31, 2011.

5.    Options to Extend. So long as Tenant is not in default, Tenant shall have the option to extend the Lease an additional five (5) years.

6.    Fourth Addendum. As part of this agreement, Tenant agrees to execute the Fourth Addendum attached hereto.

7.    Access To and From Freight Elevator by Other Tenants To memorialize an agreement made with SIGA in February 2002, tenant agrees to allow any present or future tenant or tenants located in the space to the south of Tenant's second floor space to have access to and from the building's freight elevator through SIOA's space, following reasonable advance notice from the tenant or tenants located south of SIGA's second floor space desiring access during normal business hours or at other times by special arrangement with SIGA for the purpose of transporting supplies and/or equipment to and from the elevator and the tenant's space to the south and for emergency evacuation if required by local governing authorities.

8.     Effect of Addendum. Except as modified by the terms of this Fifth Addendum, the Lease shall continue in full force and effect. In the event of any conflict between the terms of this Fifth Addendum and the Lease, the terms of this Fifth Addendum shall control.

I
RESEARCH WAY INVESTMENTS,
a California limited partnership

SIGA TECHNOLOGIES, INC.

a Delaware corporation

SIXTH ADDENDUM TO COMMERCIAL LEASE

This Sixth Addendum to Commercial Lease (Sixth Addendum) is entered into by and between RESEARCH WAY INVESTMENTS, a California limited partnership (Landlord), and SIGA TECHNOLOGIES, INC., a Delaware Corporation (Tenant), and is effective as of January 1, 2008, regardless of when signed (Effective Date). This Sixth Addendum is intended to modify that certain Commercial Lease between Landlord and Tenant entered into on or about January 1, 1998, as clarified or modified by the First through Fifth Addendums to the Commercial Lease, which First through Fifth Addendums were entered into on various dates since January 1, 1998. The Commercial Lease, with First through Fifth Addendums, is referred to herein as the "Lease." Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Lease.

A.Pursuant to the original lease, Landlord leased to Tenant and Tenant leased from Landlord nine thousand six hundred seventy-seven (9,677) square feet of net rentable area in that certain building owned by Landlord and located at 4575 S.W. Research Way, Corvallis, Benton County, Oregon, more particularly described in the Lease (Building).

B.Landlord and Tenant concurrently with the execution of the Lease executed the First Addendum clarifying ce1iain terms set forth in the Lease.

C.Landlord and Tenant executed the Second Addendum on or about January 22, 2002, whereby Tenant terminated Reserved Space and its First Refusal Area as defined in and more particularly set forth in the Second Addendum.

D.    On or about July 16, 2004, Landlord and Tenant executed the Third Addendum whereby the parties memorialized that Tenant had occupied sixty-six (66) additional square feet of net rentable area since the commencement date of the Lease, and Tenant had occupied three hundred sixty (360) additional square feet of net rentable area on the first floor of the Building since on or about April 1, 2003. Additionally, Landlord and Tenant amended certain utility rights and modified the option terms originally set forth in the Lease.

E.    On or about October 1, 2004, Landlord and Tenant agreed to a Fom1h Addendum whereby the parties agreed to amend the Lease to add nine thousand eight hundred eighty-four (9,884) square feet of net rentable area located on the first floor of the Building to Premises being leased.

F.    On or about January 1, 2007, Landlord and Tenant executed the Fifth Addendum, whereby the parties memorialized their agreement that Tenant allow access to and from the freight elevator by other tenants. Additionally, Landlord and Tenant agreed to extend the Lease Term to December 31, 2011, and modified the fixed monthly rent (Monthly Rent) and option terms set forth in the Lease.

Landlord and Tenant now desire to amend the Lease to reduce the area being leased by Tenant, on terms set forth herein . Inthe event of a conflict between the Lease and this Sixth Addendum, this Sixth Addendum shall prevail.

Lease Modifications

Tenant has requested and Landlord agrees that Tenant may reduce the area included in the Premises being leased by Tenant and for which Tenant will be obligated under the Lease. Accordingly, the Landlord and Tenant hereby agree to modify the Lease as follows:

1.Reduction in Space. For purposes of the Lease provisions, after the Effective Date, the terms "Premises" and/or "Net Rentable Area" as used in the Lease shall be defined to exclude the area identified as rooms

1081 and 1083, diagrammed on the attached Exhibit A, totaling approximately 692 square feet, and the area identified as room 1079 on the attached Exhibit A, consisting of approximately 712 square feet. The total reduction in square footage under this Addendum is 1404 square feet.

2.Continuation of Lease. Except as provided herein, the terms and conditions of the Lease remain unchanged and in full force and effect.

RESEARCH WAY INVESTMENTS                SIGA TECHNOLOGIES, INC

A California Limited Partnership                    A Delaware Corporation

ELECT ROOM
1088
LOUNGE
1092
ANALYTICAL LAB
1087
CORRIDOR
1091
MASS & SPEC LAB
1093
ROOM
1095
ROOM
1096
CORRIDOR
1080
RACKETBALL COURT
1082
WC
1084
WC
1083
STAIR
ST-2
NORTH EXIT
ROOM
1103
WC
1005
STAIR
ST-1
ELEV
TELE ROOM
ELEV MACH RM
1003
OFFICE
1147
SERVER ROOM
1155
CONF ROOM
1006
LUNCH ROOM
1154
CONF ROOM
MAIN LOBBY
1001
ROOM
1008
CONF ROOM
1002
OFFICE
1009
OFFICE
1010
VEST
1000
MAIN ENTRANCE

4575 SW Research Way
Corvallis, Oregon 97333-1063
First Floor

SEVENTH ADDENDUM TO COMMERCIAL LEASE

This Seventh Addendum to Commercial Lease (Seventh Addendum) is entered into by and between RESEARCH WAY INVESTMENTS; a California limited partnership (Landlord), and SIGA TECHNOLOGIES, INC., a Delaware corporation (Tenant), and is effective March 1, 2010 (Effective Date). This Seventh Addendum is intended to modify and extend that certain Commercial Lease between Landlord and Tenant entered into on or about January 1, 1998, as clarified or modified by the First through Sixth Addendums to the Commercial Lease, which First through Sixth Addendums were entered into on various dates since January 1, 1998. The Commercial Lease, with First through Sixth Addendums, is referred to herein as the "Lease." Capitalized terms used herein and not othe1wise defined shall have the meaning set forth in the Lease.

A.Pursuant to the original lease, Landlord leased to Tenant and Tenant leased from Landlord nine thousand six hundred seventy-seven (9,677) square feet of net
. rentable area in that certain building owned by Landlord and located at 4575 S.W. Research Way, Corvallis, Benton County, Oregon, more particularly described in the Lease (Building).

B.Landlord and Tenant concurrently with the execution of the Lease executed the First Addendum clarifying certain te1ms set fo1th in the Lease.

C.Landlord and Tenant executed the Second Addendum on or about January 22, 2002, whereby Tenant terminated Reserved Space and its First Refusal Area as defined in and more particularly set forth in the Second Addendum.

D.On or about July 16, 2004, Landlord and Tenant executed the Third Addendum whereby the pai1ies memorialized that Tenant had occupied sixty-six (66) additional square feet of net rentable area since the commencement date of the Lease, and Tenant had occupied three hundred sixty (360) additional square feet of net rentable area on the first floor of the Building since on or about April 1, 2003. Additionally, Landlord and Tenant amended ce11ain utility rights and modified the option terms originally set forth in the Lease.

E.On or about October 1, 2004, Lai1dlord and Tenant agreed to a Fourth Addendum whereby the parties agreed to amend the Lease to add nine thousand eight hundred eighty-four (9,884) square feet of net rentable area located on the first floor of the Building to Premises being leased.

F.On or about January 1, 2007, Landlord and Tenai1t executed the Fifth Addendum, whereby the parties memorialized their agreement that Tenant allow access to and from the freight elevator by other tenants. Additionally, Landlord and Tenant agreed to extend the Lease Term to December 31, 2011, and modified the fixed monthly rent (Monthly Rent) and option terms set forth in the Lease.

G.    On or about January 1, 2008, the parties agreed to a Sixth Addendum, which was never memorialized or signed, which eliminated approximately 1404 square feet from the Premises and reduced Tenant's obligations with regard to such excluded space.

H.    Landlord and Tenant now desire to amend the Lease on terms set forth herein. In the event of a conflict between the Lease and this Seventh Addendum, this Seventh Addendum shall prevail.

Based on the recitals set forth above, which the parties acknowledge as true and correct, the Landlord and Tenant hereby agree to modify the Lease as follows:

Lease Modifications

1.Additional Space. For purposes of the Lease provisions, "Premises" and/or "Net Rentable Area" shall be defined to include the existing space being leased pursuant to the Lease (Existing Space), and additional space diagrammed on Exhibit A. attached hereto, identified as Room 1002, located on the west side of the downstairs lobby, totaling approximately 81 square feet (Additional Space).

2.    Definition of Premises. For purpose of applying the Lease terms and conditions after the Effective Date,

when the term Premises is used, it shall refer to all the Existing Space and Additional Space.

3.    Continuation of Lease. Except as provided herein, the terms and conditions of the Lease remain unchanged and in full force and effect.

Landlord:                            Tenant:

1004
1003
1003
1007A
1008
ROOM
1008
CONF
ROOM
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ENTRANCE

EIGHTH ADDENDUM TO COMMERCIAL LEASE

This Eighth Addendum to Commercial Lease (Eighth Addendum) is entered into by and between RESEARCH WAY INVESTMENTS, a California limited partnership (Landlord), and SIGA TECHNOLOGIES, INC., a Delaware corporation (Tenant), and is effective June 1, 201 l (Effective Date). This Eighth Addendum is intended to modify and extend that certain Commercial Lease between Landlord and Tenant entered into on or about January 1, 1998, as clarified or modified by the First through Seventh Addendums to the Commercial Lease, which First through Seventh Addendums were entered into on various elates since January 1, 1998. The Commercial Lease, with First through Seventh Addendums, is referred to herein as the "Lease." Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Lease.

A.Pursuant to the original lease, Landlord leased to Tenant and Tenant leased from Land lord nine thousand six hundred seventy-seven (9,677) square feet of net rentable area in that certain building owned by Landlord and located at 4575 S.W.Research Way, Corvallis, Benton County, Oregon, more particularly described in the Lease (Building).

B.Landlord and Tenant concurrently with the execution of the Lease executed the First Addendum clarifying certain terms set forth in the Lease.

C.Landlord and Tenant executed the Second Addendum on or about January 22, 2002, whereby Tenant terminated Reserved Space and its First Refusal Area as defined in and more particularly set fo1ih in the Second Addendum.

D.On or about July 16, 2004, Landlord and Tenant executed the Third Addendum whereby the parties memorialized that Tenant had occupied sixty-six (66) additional square feet of net rentable area since the commencement date of the Lease, and Tenant had occupied three hundred sixty (360) additional square feet of net rentable area on the first floor of the Building since on or about April 1, 2003. Additionally, Landlord and Tenant amended ce1tain utility rights and modified the option terms originally set forth in the Lease.

E.    On or about October 1, 2004, Landlord and Tenant agreed to a Fourth Addendum whereby the parties agreed to amend the Lease to add nine thousand eight hundred eigl1ty-four (9,884) square feet of net rentable area located on the first floor of the Building to Premises being leased. The Fourth Addendum was subsequently executed effective October 1, 2004.

F.    On or about January 1, 2007, Landlord and Tenant executed the Fifth Addendum , whereby the patties memorialized their agreement that Tenant allow access to and from the freight elevator by other tenants. Additionally, Landlord and Tenant agreed to extend the Lease Term to December 31, 2011, and modified the fixed monthly rent (Monthly Rent) and option terms set forth in the Lease.

G.    On or about January 1, 2008, the parties agreed to a Sixth Addendum, which was subsequently executed effective January 1, 2008, which eliminated approximately 1404 square feet from the Premises and reduced Tenant's obligations with regard to such excluded space.

H.    On or about March 1, 2010, Landlord and Tenant agreed to a Seventh Addendum, whereby the parties agreed to amend the Lease to acid eighty-one (81) square feet of net rentable area located on the west side of the downstairs lobby of the Premises . The Seventh Addendum was subsequently executed effective March 1, 2010.

I.Landlord and Tenant now desire to amend the Lease on terms set forth Herein. In the event of a conflict between the Lease and this Eighth Addendum, this Eighth Addendum shall prevail.

Based on the recitals set forth above, which the parties acknowledge as true and correct, the Landlord and Tenant hereby agree to modify the Lease as follows:

Lease Modifications

1.Additional Space. For purposes of the Lease provisions, "Premises" and/or "Net Rentable Area" shall be defined to include the existing space being leased pursuant to the Lease (Existing Space), and additional space diagramed on Exhibit A, attached hereto, which is located on the second floor of the Building, and consists of approximately 15,300 square feet of currently vacant space. The approximately 15,300 square feet outlined on Exhibit A shall be referred to herein as "Additional Space." Tenant further agrees to lease the area identified as rooms 1081 and 1083, diagrammed on the attached Exhibit A-I, totaling approximately 676 square feet. The approximately 676 square foot area outlined on Exhibit A-1, shall be referred to herein as "Contingent Additional Space." The net square footage of the rooms 1081 and 1083 is 692; however, the 692 sq. ft. shall be adjusted down by 16 sq. ft. to 676 sq. ft. as of the Effective Date, due to the location of the common area hot water heater within that space. Said 16 square feet will be added to the common area as of June 1, 2011.

1.Conditions to Addendum. Tenant acknowledges and understands that another tenant of the Building, AVI Biopharma, has the first right of refusal to lease the Additional Space on the same terms and conditions as is being offered to Tenant in this Addendum. This Addendum shall not be deemed a binding agreement until and unless AVI Biopharma waives in writing its right of first refusal to lease the Additional Space. If AVI Biopharma has not waived its right of first refusal by the Effective Date, this Addend um shall be null and void.

2.Conditions to Addition of Contingent Additional Space. Tenant acknowledges and understands that the addition of the Contingent Additional Space to the terms of the Lease is expressly conditioned on another tenant, AVI Biopharma’s, agreement to relinquish the Contingent Additional Space. If AVI Biopharma has not relinquished the

Conditional Additional Space by the Effective Date, the portion of the Addendum that deals with the Conditional Additional Space shall be null and void.

1.Definition of Premises. For purpose of applying the Lease terms and conditions after the Effective Date, when the term Premises is used, it shall refer to all the Existing Space and Additional Space. If AVI Biopharma agrees to relinquish the Contingent Additional Space, Premises for purpose of the Lease shall be defined to also include the Additional Contingent Space. For purposes of this Addendum, the maximum square footage of the Premises, as redefined hereby, will not exceed 32,780 square feet.

2.Term. The Lease "Term" shall be deemed to continue through December 31, 2017, and shall apply to the entire Premises on the terms sets forth in the Lease, as amended hereby.

3.	Rent Adjustment. The Monthly Rent for the Existing Space from January
1, 2011, to December 31, 2011, shall be $1.62 per square foot NNN. Beginning on January 1, 2012, Monthly Rent for the Existing Space will be decreased, from the rate of $1.67 per square foot NNN, the rental rate increase scheduled to go into effect as of that date pursuant to the Lease provisions with the previously agreed upon annual adjustment, to $1.42 per square foot NNN, payable monthly as set forth in the Lease. Monthly Rent for the Additional Space, and Contingent Additional Space provided the existing tenant relinquishes such space, shall be due and payable at the rate of $1.42 per square foot NNN, beginning on January l, 2012. The Monthly Rent for the Existing, Additional Space and Contingent Additional Space shall be subject to the same annual increases as otherwise set forth in the Lease. In addition, Tenant agrees to continue to pay the Tenant's estimated share of the property operating expenses, taxes, and insurance applicable to the Existing Space as set forth in the Lease and as of January 1, 2012, to pay, in addition to the Monthly Rent, the Tenant's estimated share of the property operating expenses, taxes, and insurance applicable to the Additional Space and, if applicable, to the Contingent Additional Space.

4.Improvements to Additional Space. With regard to the Contingent Additional Space, if included in the Premises, Landlord agrees, at its expense, to repair the floor in Room 1081 and to install and pay for new ceiling tiles in that Room. Provided Tenant, at its sole cost and expense, agrees to complete the necessary tenant improvements it requires to occupy the Additional Space. Commencing on the Effective Date Landlord shall allow Tenant access to the Additional Space to plan and complete such tenant improvements. Tenant improvements shall include removal of the door of Precision Engineering that currently enters into the vacant space on the upper level. Landlord shall allow Tenant access both to the Additional Space and the Contingent Additional Space, if applicable, without Landlord charging Monthly Rent or CAM charges for such Additional and Contingent Spaces, but only through December 31, 2011, after which Monthly Rent and CAM charges for the Additional Space and Contingent Additional Space, if applicable, shall be due and payable, together with Monthly Rent and the Tenant's estimated share of the property operating expenses, taxes, and insurance for the Existing Space, as set forth in paragraph 6, above.

5.Continuation of Lease. Except as provided herein, the terms and conditions of the Lease remain unchanged and in full force and effect.

Landlord :                Tenant:

Exhbit A
SIGA EIGHT ADDENDUM

EIGTH ADDENDUM A-1

NINTH ADDENDUM TO COMMERCIAL LEASE

This Ninth Addendum to Commercial Lease (Ninth Addendum) is entered into by and between RESEARCH WAY INVESTMENTS , a California limited partnership (Landlord), and SIGA TECHNOLOGIES, INC., a Delaware corporation (Tenant), effective as of November 1, 2012 (Effective Date). This Ninth Addendum is intended to modify and extend that certain Commercial Lease between Landlord and Tenant entered into on or about January 1, 1998, as clarified or modified by the First through Eighth Addendums to the Commercial Lease, which First through Eighth Addendums were entered into on various dates from January 1, 1998, through June 1, 2011. The Commercial Lease, with First through Eighth Addendums, is referred to herein as the "Lease." Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Lease.

Pursuant to the Lease, as modified , the Term of the Lease expires December 31, 2017. The parties wish to amend the Lease to provide Tenant with an option to extend the Term of the Lease on the following conditions:

1.Option to Extend. The Lease shall provide that Tenant shall have the right to extend the Term of the Lease after December 31, 2017, for one additional five (5) year term, subject to continuation of all terms and conditions set forth in the Lease . The Monthly Rent for the Existing, Additional Space and Contingent Additional Space at the beginning of the Extended Term and each year thereof on the renewal date shall be subject to the same annual rent increases as otherwise set forth in the Lease . In addition, Tenant agrees to continue to pay all applicable CAM charges during the Extended Term .

2.Exercise of Opt ion. Provided Tenant has not been at any time in the 60 days prior to, and is not in default of the Lease at the time of, exercise, Tenant may exercise its option to extend by giving written notice to Landlord no more than one year, nor less than 180 days prior to the end of the Term stating Tenant has elected to extend the Term of the Lease. Upon notice, the Term of the Lease shall thereupon be deemed extended for the additional five (5) year Extended Term.

3.Continuation of Lease. Except as provided herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect throughout the Term and any Extended Term.

Landlord:                    Tenant: